Exhibit 99.77Q3

LIQUIDITY AGREEMENT
DATED AS OF JULY 28, 2016
BY AND BETWEEN
EACH FUND LISTED ON
SCHEDULE A TO THIS AGREEMENT,
ACTING SOLELY WITH RESPECT TO EACH OF ITS SERIES LISTED ON SUCH Schedule A,
OR, IF NO SUCH SERIES IS LISTED, ACTING ON ITS OWN BEHALF, SEVERALLY AND NOT JOINTLY
AND
STATE STREET BANK AND TRUST COMPANY

THIS LIQUIDITY AGREEMENT, dated as of July 28, 2016 (this "Agreement"), is by and between each FUND LISTED ON SCHEDULE A OF THIS AGREEMENT, acting solely with respect to each of its series listed on such Schedule A, or, if no such series is listed, acting on its own behalf, severally and not jointly (each such series and each registered investment company for which no series is listed, a "Fund"), and STATE STREET BANK AND TRUST COMPANY( "State Street").
This Agreement shall for all purposes to constitute a separate and discrete agreement between State Street and each Fund, and no Fund shall be responsible or liable for any other Fund (whether or not a part of the same investment company) under this Agreement or otherwise.
W I T N E S S E T H:
WHEREAS, each Fund and State Street, in its capacity as custodian for each Fund (in such capacity, and including its successors and assigns from time to time, the "Custodian") have entered into the Custody Agreement (as hereinafter defined) pursuant to which State Street acts as custodian of the cash, securities and other financial assets of the Fund (collectively, the "Fund Assets");
WHEREAS, each Fund wishes to borrow or otherwise have access to funds on a revolving basis in connection with the purchase, sale, carrying or trading of securities by each Fund; and
WHEREAS, State Street is willing to facilitate access to funds by each Fund by (a) arranging, as agent for such Fund, Securities Loan Transactions (as hereinafter defined) with respect to Available Securities (as hereinafter defined) in accordance with the terms and conditions set forth in the applicable Securities Loan Agreement (as hereinafter defined), (b) arranging, as agent for such Fund, Repurchase Transactions (as hereinafter defined) with respect to Available Securities in accordance with the terms and conditions set forth in the applicable Repurchase Agreement (as hereinafter defined), (c) making Funding Loans (as hereinafter defined) to such Fund secured by Fund Assets or (d) any combination of the foregoing in such proportions as State Street, in its sole and absolute discretion, may determine at any time and from time to time.
NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth or incorporated herein, each Fund and State Street hereby agree as follows:
ARTICLE I
DEFINED TERMS
    Section 1.1 Defined Terms.  The capitalized terms used herein shall have the meanings assigned to such terms in Article XII hereof.
    Section 1.2 Interpretation.  All references herein to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time and shall include all exhibits and schedules thereto.  In the computation of interest and fees payable from a specified date to a later specified date, unless other otherwise indicated, the word "from" means "from and including" and the words "to" and "until" both mean "to but not including".
    Section 1.3 Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States of America ("Generally Accepted Accounting Principles"), applied on a basis consistent with the most recent audited financial statements of the Fund delivered to State Street hereunder, except for changes concurred in by the independent public accountants for the Fund.
ARTICLE II

 LIQUIDITY COMMITMENTS
    Section 2.1 The Liquidity Commitments.  On the terms and subject to the conditions of this Agreement, a Fund may request from State Street, and, upon the request of such Fund, State Street hereby agrees to make available to the Fund, from time to time prior to the Commitment Termination Date, funding (including any requested amounts) in an aggregate amount, taking into consideration all previously funded and returned amounts, up to, but not exceeding, the lesser of the Borrowing Base and the Liquidity Commitment for the Fund (such lesser amount, the "Commitment Amount"), but only to the extent that the aggregate principal amount of all funding outstanding to a Fund shall not cause the Fund to (i) have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount or (ii) be in default of the Asset Coverage Test, in each case in effect at such time.  Any such request shall be referred to as a "Draw-down Request" and any funding made available to the requesting Fund pursuant to a Draw-down Request shall be referred to as a "Draw-down".  A Fund may, at any time and from time to time, reduce the amounts of Draw-downs made to such Fund pursuant to this Agreement by repaying such amounts to State Street pursuant to Section 5.2 and, subject to the terms and conditions contained herein, make new Draw-downs.
    Section 2.2 Notice of Draw-down.  The requesting Fund shall deliver to State Street (a) a notice substantially in the form of Exhibit I attached hereto (a "Notice of Draw-down") not later than 1:00 p.m. (Boston time) on the date which is three (3) Business Days prior to each proposed Draw-down specifying the proposed Draw-down Date, which shall be a Business Day, and the amount (the "Draw-down Amount") of such Draw-down.  Such Notice of Draw-down shall not thereafter be revocable by the requesting Fund and shall obligate such Fund to accept the funds requested from State Street on the Draw-down Date.  Each Draw-down under this Section 2.2 shall be in an aggregate principal amount equal to an Approved Liquidity Draw-down Amount.  Each Draw-down shall mature and become due and payable as provided in Article 5.
    Section 2.3 Funding of Draw-down.  (a)  State Street may fund any Draw-down with the proceeds of one or more Funding Loans, Securities Loan Transactions or Repurchase

Transactions or any combination of the foregoing as it shall determine in its sole and absolute discretion.
(b) Unless State Street determines that any applicable condition specified in this Article II, Article VI or otherwise in this Agreement has not been satisfied or waived with respect to any Draw-down, State Street shall, not later than 2:00 p.m. (Boston time) on the Draw-down Date of each Draw-down, make available to the requesting Fund by depositing into the relevant Fund's custodial account, funds received from the funding sources selected by State Street pursuant to Section 2.3(a).
Section 2.4 Refunding and Refinancing of Funding Sources.
(a) So long as any Draw-down remains outstanding, State Street may, at any time and from time to time, including following the occurrence of an Event of Default or the delivery by either party of a notice of termination (the "Notice of Termination"), refund or refinance the principal amount thereof through Repo-style Transactions or Funding Loans without requiring any further action or consent of, or notice to, the Fund, provided, notwithstanding the foregoing, State Street will not refund or refinance, through a Repo-style Transaction, the principal amount of any Draw-down that is the subject of a Notice of Termination if such refunding or refinancing, as the case may be, is to occur within fifteen (15) days of the Commitment Termination Date for the relevant Draw-down. For the avoidance of doubt, with respect to any Draw-down that is either new during such fifteen (15) day period or outstanding at the time of the Notice of Termination but is not subject to the Notice of Termination, State Street retains all rights to refund or refinance the principal amount thereof through Repo-style Transactions or Funding Loans without requiring any further action or consent of, or notice to, the Fund. Such refundings and refinancings may be made in the sole and absolute discretion of State Street and may include any combination of the following: (i) terminating, unwinding or otherwise disposing of one or more existing Repo-style Transactions, (ii) entering into one or more new Repo-style Transactions, (iii) repaying outstanding Funding Loans and (iv) making new Funding Loans.  In each case, State Street shall apply the proceeds of such transactions to satisfy the obligations of other of such transactions in such manner so that the Draw-down Amount outstanding remains unchanged. Such refundings and refinancings shall not require a Notice of Draw-down and shall be considered part of and authorized by any or all outstanding Notices of Draw-down.
(b) Any Repo-style Transaction entered into by State Street pursuant to this Section 2.4 shall be entered into by State Street solely as agent for the Fund, and State Street shall have no liability with respect to such Repo-style Transaction other than as agent for the Fund under the applicable Securities Financing Agreement and under this Agreement.
(c) State Street shall be authorized to determine at any time and from time to time in its sole and absolute discretion and without any liability to the Fund the source or combination of sources by which any Draw-down is funded or financed under this Agreement. The Fund acknowledges and agrees that, without limiting the discretion granted to State Street under this Section 2.4, in exercising such discretion, State Street will likely seek to minimize the outstanding principal amount of Funding Loans and maximize the  proportion of the Aggregate Draw-down Amount allocated to Repo-style Transactions.

Section 2.5 Fees for Repo-style Transactions and Interest on Funding Loans.
On each Monthly Payment Date, the Fund will pay to State Street an amount equal to the sum of the Aggregate Monthly Payment and the Non-usage Fee, if any, with respect to the related Monthly Calculation Period.  The Fund acknowledges and agrees that State Street will realize a profit based on the difference between (i) the portion of the Aggregate Monthly Payment attributable to Repo-style Transactions received by State Street and (ii) the Rebate Payments paid by State Street pursuant to Section 3.2 of this Agreement.
    Section 2.6 Overdrafts; Overdue Payments.  (a) State Street may, but will not be obligated to, advance funds (an "Overdraft") on behalf of the Fund to meet Obligations of the Fund under Repo-style Transactions without notice to the Fund.  If, at any time that (i) (A) the Aggregate Draw-down Amount is equal to or exceeds the Commitment Amount, (B) a Default has occurred and is continuing or (C) State Street otherwise is not obligated to fund a Draw-down and (ii) (A) any Repo-style Transaction is unwound or terminated or (B) the Fund is otherwise required to return any Securities Loan Collateral to a Securities Borrower, then State Street may, but will not be obligated to, fund an Overdraft on behalf of the Fund to meet any such return or payment obligation and each such Overdraft shall accrue interest daily at the Default Rate. The term "Overdraft" shall include any and all such interest accrued in accordance with this Section 2.6(a).  Each Overdraft shall be repayable on demand.
(b) All overdue amounts payable under the Draw-down Documents (including, without limitation, any overdue principal of the Funding Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Funding Loans and any overdue fees on the Repo-style Transactions) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the Default Rate until such amount shall be paid in full (after as well as before judgment).
    Section 2.7 Security Interest. (a)  Each Fund shall at all times place and maintain all of its assets in the custody of the Custodian other than, solely with respect to Midas Magic and Midas Fund, any cash on deposit in a deposit account Midas Magic or Midas Fund, as the case may be, maintains with The Huntington National Bank ("Huntington") so long as (i) the assets in the applicable deposit account with Huntington consist solely of either (x) cash subscription proceeds received by the applicable Fund from its investors (the "Subscription Proceeds"), (y) cash deposited in such account by the Custodian which is to be used to promptly fund a redemption request which is made and has not yet been funded (such amounts being hereinafter referred to as the "Redemption Funds") or (z) cash deposited in such account by the Custodian which is to be used promptly to fund fees owing to National Securities Clearing Corporation (the "NSCC Funds"); (ii) all Subscription Proceeds are immediately (but in any event not later than the second Business Day after which such Subscription Proceeds are received) sent to the applicable Fund's account maintained with the Custodian; (iii) no Redemption Funds are deposited in any such account prior to a redemption request having been made and not prior to one Business Day prior to the date such redemption will be honored and, to the extent such redemption request is rescinded or otherwise not being funded, such Redemption Funds are immediately returned to the applicable Fund's account maintained with the Custodian; (iv) no NSCC Funds are deposited into such account prior to one Business Day prior to the date the fees owing to National Securities Clearing Corporation to which such NSCC Funds relate are due; and (v) such assets not held in custody with State Street are held in accordance with, and in compliance with, the Investment Company Act (including any no-action letters thereunder).  To secure the payment and performance of the Obligations, each Fund grants to State Street a first priority security interest in all cash and all securities and other financial assets at any time held for the account of such Fund by or through State Street, whether as Custodian or otherwise (collectively, the "Collateral").  If an Event of Default shall have occurred, State Street shall have the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts and other applicable law, including the right to apply the Collateral consisting of available cash and to sell or otherwise dispose of the non-cash Collateral to the extent necessary to obtain payment or reimbursement for an Obligation.  State Street, as Custodian, may at any time decline to follow "Proper Instructions" under and as defined in the Custody Agreement to deliver out cash, securities or other financial assets if State Street determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Obligations, whether contingent or otherwise.   State Street's recourse to the Collateral of any Fund will not exceed the amount of the Obligations owing by such Fund.
(b) Without limiting the foregoing provisions of this Section, each Fund hereby irrevocably appoints State Street as its attorney in fact, with full authority in the place and stead of such Fund and in the name of such Fund or otherwise, at any time and from time to time, in the sole and absolute discretion of State Street to identify and designate for purposes of this Agreement, certain Collateral in an amount set forth in this Section 2.7(b) as securities allocated specifically for Obligations relating to the Funding Loans by State Street on its custodial or other books and records in accordance with the internal processes and procedures of State Street.  The assets so designated are herein referred to as "Memo Pledged Collateral".  State Street is authorized to designate Collateral as Memo Pledged Collateral daily such that for all Funds other than Midas Magic and Midas Fund, the aggregate Adjusted Market Value of the Memo Pledged Collateral is equal to Obligations relating to Funding Loans and with respect to Midas Fund and Midas Magic, the aggregate Adjusted Market Value of the Memo Pledged Collateral is equal to the Aggregate Draw-down Amounts for such Fund.  Each Fund ratifies and confirms any designation so made by State Street.

(c) The Memo Pledged Collateral will be Collateral also for all purposes of Section 2.7(a).  If an Event of Default shall have occurred, State Street shall have the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts and other applicable law in respect of all of the Collateral, including the right to dispose of the Memo Pledged Collateral to the extent necessary to obtain payment for the obligations relating to the Funding Loans.  State Street as Custodian may at any time decline to follow "Proper Instructions" under and as defined in the Custody Agreement to deliver out any Memo Pledged Collateral during the continuance of a Default or Event of Default or, if no Default or Event of Default is continuing, unless other securities of the Fund satisfactory to State Street are designated as replacement for the Memo Pledged Collateral under Section 2.7(b).

(d) Each Fund hereby irrevocably authorizes State Street at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) describes the Collateral, and (b) provides any other information required by part 5 of Article 9 of the Uniform Commercial Code of The Commonwealth of Massachusetts or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Fund is an organization, the type of organization and any organizational identification number issued to such Fund.  Each Fund agrees to furnish any such information to State Street promptly upon State Street's request.

    Section 2.8 Termination of Commitments. The Liquidity Commitment permanently shall reduce to $0 on the Commitment Termination Date.
ARTICLE III

 REPO-STYLE TRANSACTIONS
Section 3.1 Appointment of State Street as Agent.
(a) Each Fund hereby appoints and authorizes State Street as its agent to enter into Repo-style Transactions using Available Securities in accordance with the terms of this Agreement. State Street shall, as agent, have the responsibility and authority to do or cause to be done all acts as shall be reasonably desirable, necessary or appropriate to enter Repo-style Transactions as agent for and on behalf of such Fund and otherwise to implement and administer its agency securities lending and repurchase program. Each Fund agrees that State Street is acting as agent for such Fund and not as principal in connection with any Repo-style Transaction, whether acting on a disclosed, partially disclosed or undisclosed basis and that such Fund is the principal party to each Repo-style Transaction. State Street shall have no liability with respect to such Repo-style Transaction other than as agent for such Fund under the applicable Securities Financing Agreement and under this Agreement.
(b) Each Fund also authorizes State Street, as its agent, to enter into "fee for hold" arrangements with a Securities Borrower with respect to certain Available Securities pursuant to which State Street may, in return for a fee, hold and reserve certain Available Securities and refrain from lending such Available Securities without the permission of the Securities Borrower.

    Section 3.2 Rebate Reimbursements.  In consideration of each Fund paying the portion of the Aggregate Monthly Payment attributable to Repo-style Transactions, State Street agrees to pay to each Counterparty to an outstanding Repo-style Transaction, for so long as the Repo-style Transaction remains outstanding under this Agreement and no Default or Event of Default has occurred and is continuing, the current fees (including rebates) payable to such Counterparty under the Securities Financing Agreement (the "Rebate Payments").  The Rebate Payments will not constitute Funding Loans or other extension of credit by State Street to a Fund, and any Aggregate Monthly Payment in excess of the Rebate Payments made by State Street as required by this Section 3.2 may be retained by State Street for its own account without any obligation to report to such Fund the amount of any such excess. State Street shall be entitled to retain 100% of any "negative rebates" (i.e. fees that are paid by Counterparties to Fund in connection with a Repo-Style Transaction) that may arise in connection with Repo-style Transactions.

   Section 3.3 Approved Counterparties.  Each Fund hereby authorizes State Street to enter into Repo-style Transactions of Available Securities with any Counterparty set forth on Schedule B-1 or Schedule B-2 hereto, as applicable.  A Fund may not restrict lending of Available Securities to any Counterparty or place limits on the notional dollar amount of Repo-style Transactions permitted to be entered into by State Street, as agent, with any particular Counterparty, unless the applicable Fund provides State Street with at least one hundred seventy nine (179) days' prior written notice.
   Section 3.4 Authority to Enter into Securities Financing Agreements.  Each Fund authorizes State Street, as agent, to enter into one or more Securities Financing Agreements on behalf of such Fund with any Counterparty on such terms and conditions as State Street shall determine in its sole and absolute discretion.  Subject to Section 11.11, State Street agrees to provide the applicable Fund with a copy of any Securities Financing Agreement entered into with any Counterparty upon request.
   Section 3.5 Administration of Repo-style Transactions.
   (a)   State Street shall be responsible for determining when and whether any Repo-style Transaction shall be entered into and for negotiating and establishing the terms of each such Repo-style Transaction. State Street shall have the authority to terminate any Repo-style Transaction in its sole and absolute discretion, at any time and from time to time and without prior notice to the applicable Fund.  In the event of a default by a Counterparty with respect to any Repo-style Transaction, within the meaning of the applicable Securities Financing Agreement, State Street shall be fully protected in acting in any manner it reasonably deems appropriate under the circumstances and shall be entitled when taking or refraining from taking any such action with respect to a Securities Borrower or Repurchase Transaction Counterparty to consider the interests of the agency securities lending and repurchase programs as a whole.  Except as explicitly provided herein, no Fund shall have authority to direct State Street as to how, when or whether to effect or terminate any Repo-style Transaction.

   (b)   State Street may administer securities lending, repurchase and liquidity programs for other clients of State Street. State Street will allocate opportunities among clients in connection with such programs as State Street shall determine in its sole and absolute discretion. No Fund shall have a claim against State Street and State Street shall have no liability arising from, based on or relating to Repo-style Transactions entered into in connection with securities lending, repurchase or liquidity programs administered for other clients or securities loan or repurchase opportunities refused in connection with this Agreement, whether or not State Street has entered into fewer or more securities loan or repurchase transactions in connection with any such other program, and whether or not any securities loan or repurchase transaction entered into in connection with such other program, or the opportunity refused, could have resulted in a Repo-style Transaction made under this Agreement.

   (c)   Under the applicable Securities Financing Agreement, the Counterparty will not be required to return any Financed Security immediately upon receipt of notice from State Street terminating the applicable Repo-style Transaction, but, other than in connection with Repo-Style transactions that have a specified term, instead will be required to return such security within such period of time following such notice as is specified in the applicable Securities Financing Agreement and in no event later than the earlier of the end of the customary settlement period for the Financed Security or five (5) Business Days following such notice. Upon receiving a notice from the applicable Fund that Available Securities that are the subject of a Repo-style Transaction should no longer be considered Available Securities, whether because of the sale of such securities or otherwise, State Street shall promptly notify such Counterparty that the Repo-style Transaction involving such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Financing Agreement and in no event later than the earlier of the end of the customary settlement period for the Financed Security or five (5) Business Days following such notice. With respect to Repo-Style transactions that have a specified term, the Counterparty will not be required to return the Financed Security until the expiration of the term.

Section 3.6 Distributions on and Voting Rights in Respect of Financed Securities.
(a) All substitute interest, dividends and other distributions paid with respect to any Financed Security shall be credited to the applicable Fund on the date that such amounts are delivered by the Counterparty to State Street.  Any non-cash distribution on any Financed Security which is in the nature of a stock split or a stock dividend shall be treated in the manner provided for in the applicable Securities Financing Agreement with the Counterparty.  The applicable  Fund will not be entitled to participate in any dividend reinvestment program or to vote with respect to any Financed Security on the applicable record date for such Financed Security.
(b) Any payments of distributions from a Counterparty to a Fund are in substitution for the interest or dividend accrued or paid in respect of any Financed Security.  The tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend. The applicable Fund shall have sole responsibility for determining the tax and accounting treatment of any such payments of distributions, transfers of securities or other amounts received or paid pursuant to this Agreement.
(c) If an installment, call or rights issue becomes payable on or in respect of any Financed Security in connection with a Securities Loan Transaction, State Street shall use commercially reasonable efforts to ensure that any timely instructions from the applicable Fund are complied with, but State Street shall not be obligated to make any payment unless such Fund has first provided State Street with funds sufficient to make such payment in full.
(d) If a dividend on a security is paid on a Financed Security by an issuer that is a resident of France, the applicable Fund will not be entitled to receive, either from the issuer or the Counterparty, any additional dividends (sometimes referred to as "complementary coupons") declared and payable by such company that are equivalent to a tax credit adjustment (such as "credit d'impot étranger").
    (e)    Each Fund will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

(f) Each Fund acknowledges and agrees that it may not receive its full entitlement if the Counterparty does not return shares to such Fund prior to the date on which income,

dividends or other distributions are paid with respect to such Financed Security, or, in the case of registered securities, the date by reference to which particular registered holders are identified as being entitled to payment of such income, dividend or distributions and the Counterparty is taxed at a less favorable rate than such Fund.  State Street cannot guarantee that a Counterparty will return the Financed Securities upon receipt of notice.  Each Fund acknowledges and agrees that under a Repurchase Agreement the Counterparty will not indemnify such Fund for losses caused by the Counterparty's failure to comply with State Street's request to transfer equivalent securities in respect of any Financed Securities prior to the date on which income, dividends or other distributions are paid with respect to such Financed Securities, or, in the case of registered securities, the date by reference to which particular registered holders are identified as being entitled to payment of such distributions.  State Street will use commercially reasonable efforts to ensure that each Repurchase Agreement will contain a provision such that in such cases, Counterparty would be obligated to pay to the applicable Fund (i) a sum of money or property equivalent to the type and amount of such income that such Fund would have been entitled to receive had such Financed Securities been retained by such Fund on such income payment date, and (ii) a sum of money equivalent to any reclaims or tax credits with respect to withholding tax at source on actual distribution made by the issuer which may otherwise have been available to such Fund had it received the actual distribution made by the issuer.
(g)  Each Fund also acknowledges that, with respect to payments of distributions from a Counterparty, such Fund will generally not be entitled to any credits, including foreign tax credits, for any income tax that would normally be withheld at source on actual distributions of income made by the issuer of a Financed Security.  Each Fund further acknowledges that, unless otherwise agreed, payments of distributions from a Counterparty will be determined by reference to Applicable Law as of the date of each payment and no adjustment will be made to amounts paid by such Counterparty as a result of any retroactive change in Applicable Law that is announced or enacted after the date of the relevant payment or any decision of a court of competent jurisdiction which is made after the date of the relevant payment (other than where such decision results from an action taken with respect to this Agreement or amounts paid or payable under this Agreement).

Section 3.7 Securities Financing Proceeds.
(a) Each Fund hereby authorizes and directs State Street to receive Securities Loan Collateral and Repurchase Transaction Proceeds, in each case consisting of Dollars (collectively, "Securities Financing Proceeds") and use all of such Securities Financing Proceeds as a source of funding for one or more Draw-downs.  State Street shall receive Securities Financing Proceeds from the Counterparty concurrently with or prior to the delivery of the Financed Security to such Counterparty.
(b) The Securities Loan Collateral initially received from a Securities Borrower shall have, depending on the nature of the Financed Security, a value of at least 102% or 105% of the Market Value of the Financed Security, or such other value, but not less than 102% of the Market Value of the Financed Security (the "Margin Percentage"), as may be applicable in the jurisdiction in which such Financed Security are customarily traded.

    (c)    Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information and receive and deliver Collateral in order to maintain the value of the Collateral at no less than one hundred percent (100%) of the Market Value of the Loaned Securities.

    (d)    For the avoidance of doubt, subsections (b) and (c) of this Section 3.7 apply to Securities Loan Transactions only and not Repurchase Transactions.  Subject to Section 3.4 hereof, as is customary in Repurchase Transactions, a Counterparty may not be subject to any requirement to deliver additional cash in the event the market value of the Financed Security was greater than the initial cash received under the Repurchase Transaction. The Fund further acknowledges and agrees that the value of the cash State Street receives on the Fund's behalf pursuant to the Repurchase Transactions contemplated by this Agreement will be lower than the Market Value of the Financed Securities delivered to the Repurchase Transaction Counterparty by State Street on the Fund's behalf.

    (e)    Investment of Securities Financing Proceeds; Draw-down Amounts.  State Street shall not be responsible for any investment by a Fund of Securities Financing Proceeds or any other Draw-down Amounts by such Fund.  If the value of any proceeds so invested is insufficient to return any and all other amounts due to the relevant Counterparty pursuant to the applicable Securities Financing Agreement or otherwise under this Agreement, such Fund shall be responsible for satisfying such shortfall.

    Section 3.8 Return of Securities Financing Proceeds.  The Securities Financing Proceeds shall be transferred to the relevant Counterparty at the termination of the Repo-style Transaction upon the return of any Financed Security by the Counterparty to State Street in accordance with the applicable Securities Financing Agreement.  Each Fund hereby authorizes and directs State Street, without requiring any further action or consent of such Fund, to fund the return or payment of such Securities Financing Proceeds to the Counterparty by entering into one or more Repo-style Transactions or by extending financing to such Fund in the form of a Funding Loan or by some combination of the foregoing, in each case that will generate financing with a principal amount equal to the amount or value of such Securities Financing Proceeds.  Such funding of the return or payment of Securities Financing Proceeds to a Counterparty shall not require a Notice of Draw-down and shall be considered part of and authorized by any or all outstanding Notices of Draw-down.
    Section 3.9 Limitation on Liability.  State Street shall not be responsible for any statement, representation, warranty or covenant made by any Securities Borrower or Repurchase Transaction Counterparty in connection with any Repo-style Transaction or for the performance or failure to perform by any Counterparty under a Securities Loan Agreement or Repurchase Agreement or any related agreement, including, without limitation, the failure to make any required payment or delivery.  State Street shall have no liability with respect to any Repo-style Transaction other than as agent for the Fund under the applicable Securities Financing

Agreement and under this Agreement, in each case subject to the terms and conditions set forth in this Agreement.
Section 3.10 Securities Loan Transaction Borrower Default Indemnity
(a) If at the time of a default (within the meaning of the applicable Securities Loan Agreement and not this Agreement) by a Securities Borrower under a Securities Loan Agreement with respect to a Securities Loan Transaction, some or all of the Financed Securities under such Securities Loan Transaction have not been returned by the Securities Borrower then, subject to the terms of this Agreement, State Street shall indemnify the applicable Fund against the failure of the Securities Borrower as follows:  State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Financed Securities, to the extent that such Replacement Securities are available on the open market.  Such Replacement Securities shall be purchased by applying the Securities Loan Collateral with respect to such Securities Loan Transaction (which such Securities Loan Collateral shall be returned to State Street by the applicable Fund upon request) to the purchase of such Replacement Securities.  Subject to such Fund's assumption of all risk of loss on the reinvested Securities Loan Collateral, if and to the extent that such Securities Loan Collateral is insufficient, the purchase of such Replacement Securities shall be made at State Street's expense.
(b) If State Street is unable to purchase Replacement Securities pursuant to subsection (a) hereof, State Street shall credit to the applicable Fund's relevant account an amount equal to the Market Value of the unreturned Financed Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Securities Loan Collateral continues to be successfully marked to market against the unreturned Financed Securities; or (ii) the next Business Day following the day referred to in (i) above, if higher.
(c) In addition to making the purchases or credits required by subsections (a) and (b) hereof, State Street shall credit to the applicable Fund's relevant account the value of all distributions on the Financed Securities (not otherwise credited to such Fund's accounts with State Street), the record dates for which occur before the date that State Street purchases Replacement Securities pursuant to subsection (a) hereof or credits such Fund's relevant account pursuant to subsection (b) hereof.
(d) Any credits required under subsections (b) and (c) hereof shall be made by application of the proceeds of the Securities Loan Collateral (if any) that remains after the purchase of Replacement Securities pursuant to subsection (a) hereof.  If the value of the remaining Securities Loan Collateral is less than the value of the sum of the credits required to be made under subsections (b) and (c), such credits shall be made at State Street's expense.
(e) If after application of subsections (a) through (d) hereof, additional Securities Loan Collateral remains or any previously unavailable Securities Loan Collateral becomes available or any additional amounts owed by the Securities Borrower with respect to such Securities Loan Transaction are received from the Securities Borrower, State Street shall apply such Securities Loan Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to subsections (a) through (d) above, and then to credit to the applicable Fund's relevant account all other amounts owed by the Securities

Borrower to such Fund with respect to such Securities Loan Transaction under the applicable Securities Loan Agreement.
(f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the applicable Fund against the Securities Borrower under the applicable Securities Loan Agreement.  The applicable Fund will, at the request of State Street, execute and deliver to State Street any confirmatory assignment or other instrument that State Street determines to be necessary or advisable to enable State Street to enforce any right to which State Street is subrogated.

ARTICLE IV

 FUNDING LOANS
    Section 4.1 Funding Loan Commitment.  Subject to the terms and conditions set forth in this Agreement (including without limitation the limitations set forth in Section 2.1 of this Agreement), State Street agrees to make Funding Loans to or on behalf of a Fund from time to time during the period from and including the Effective Date to but excluding the Commitment Termination Date such that the aggregate principal amount of all Funding Loans outstanding to any Fund shall not exceed at any time the Net Commitment Amount (the "Funding Loan Commitment").
    Section 4.2 Accounts; Notes; Records.  (a)  The Funding Loans made by State Street to a Fund shall be evidenced by one or more accounts or records maintained by State Street in the ordinary course of business.  Each Fund irrevocably authorizes State Street to make or cause to be made, at or about the date of the Funding Loan made to such Fund or at the time of receipt of any payment of principal of the Funding Loan made by such Fund, an appropriate notation on its accounts or records, including computer records, reflecting the making of the Funding Loan by State Street or, as the case may be, the receipt by State Street of such payment on the Funding Loan by such Fund.  The accounts or records, including any computer records, of State Street with respect to the Funding Loans made by it to a Fund, the outstanding amount of such Funding Loans, the interest rates applicable thereto, each payment or deemed payment by such Fund of principal and interest on the Funding Loans made to such Fund and fees, as well as any expenses and any other amounts due and payable by such Fund in connection with this Agreement and the other Funding Loan Documents shall be prima facie evidence, absent manifest error, of such recorded information with respect to the Funding Loans, but the failure to record, or any error in so recording, any such amount on any such account or record shall not limit or otherwise affect the obligation of such Fund hereunder or under the Funding Loan Documents to make payments of principal of and interest on the Funding Loans when due and payable.
    (b)    If, in the opinion of State Street, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of a Fund resulting from the Funding Loans made, or to be made, by State Street, then, upon request of State Street, the applicable Fund shall promptly execute and deliver to State Street, a promissory note (each, a "Note" and, collectively, the "Notes") substantially in the form of Exhibit II attached hereto, payable to State Street in an amount equal to the aggregate unpaid principal amount of Funding Loans, plus interest thereon as provided below.

    Section 4.3 General Provisions as to Payments.  (a)  Each Fund shall make each payment of principal and interest on the Funding Loans and all other amounts due hereunder not later than (i) 3:00 p.m. (Boston time) on the date when due, in Dollars and in Federal or other funds immediately available, to State Street at its address referred to in Section 11.3.  Whenever any payment of principal of, or interest on, the Funding Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall accrue during such extension.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
   (b)    All payments by a Fund hereunder and under any of the other Funding Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Fund is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon a Fund with respect to any amount payable by it hereunder or under any of the other Funding Loan Documents, such Fund will pay to State Street, for the account of State Street, on the date on which such amount is due and payable hereunder or under such other Funding Loan Document, such additional amount in Dollars as shall be necessary to enable State Street to receive the same net amount which State Street would have received on such due date had no such obligation been imposed upon such Fund.  To the extent received from the appropriate taxing authority, the applicable Fund will deliver promptly to State Street certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Fund hereunder or under such other Funding Loan Document.
Section 4.4 Computation of Interest and Fees.  All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.
ARTICLE V

 REPAYMENT
Section 5.1 Repayment on Commitment Termination Date. State Street may, upon not less than one hundred seventy nine (179) days' notice, terminate its Liquidity Commitment.  On the effective date of such termination (the "Commitment Termination Date"), (i) the principal amount of all outstanding Funding Loans, together with all accrued and unpaid interest on such Funding Loans, will become due and payable and (ii) State Street, as agent for each Fund, will terminate and liquidate all outstanding Repo-style Transactions as of such date.  Each Fund promises to pay on the Commitment Termination Date (i) to State Street, as principal, the principal amount of all such Funding Loans, together with all such accrued and unpaid interest, (ii) to State Street, as agent for such Fund, the sum of all amounts payable by such Fund to the Counterparties in connection with the termination and liquidation of such Repo-style Transactions (other than any Rebate Payments to be paid by State Street pursuant to Section 3.2 in consideration for a portion of the Aggregate Monthly Payment received by State Street and attributable to such Repo-style Transactions)(the "Aggregate Liquidation Amount") and (iii) all other amounts payable hereunder.
Section 5.2 Optional Prepayment of Draw-downs.  At any time, a Fund may prepay the Aggregate Draw-down Amount as of such time, in whole or in part in an aggregate principal amount of not less than $1,000,000 or in larger integral multiples of $100,000, without premium or penalty, subject to providing State Street with prior written notice of such prepayment.  Such notice shall specify the principal amount to be prepaid and date of prepayment, which date of prepayment shall be not less than three (3) Business Days from the date on which State Street receives the notice, provided, however, that the parties agree that if State Street, in order to accommodate all or a portion of such prepayment, is required to close out any Repo Style  Transaction with a remaining term in excess of three (3) Business Days, the date of prepayment with respect to such portion of the prepayment shall be deferred to be the maturity date of such Repurchase Transaction.  Any such repayment must be accompanied by payment of any accrued and unpaid interest thereon to the date of prepayment.
Section 5.3 Mandatory Prepayment of Funding Loans.  (a)   If at any time the aggregate principal amount of Funding Loans outstanding to a Fund exceeds the Net Commitment Amount, such Fund shall within one (1) Business Day prepay such principal amount of one or more Funding Loans, together with accrued interest thereon so that the aggregate outstanding principal balance of the Funding Loans to such Fund no longer exceeds the Net Commitment Amount.
(b) (i)  If at any time a Fund shall be in default of its obligations under the Asset Coverage Test, such Fund shall immediately prepay or cause to be prepaid such principal amount of one or more Funding Loans, together with accrued interest thereon, or take such other action, in any case as may be necessary so that immediately after such prepayment or the taking of such other action, such Fund shall be in compliance with the Asset Coverage Test.
      (ii) If at any time the outstanding Debt of a Fund exceeds the Maximum Amount for such Fund, such Fund shall immediately prepay or cause to be prepaid such principal amount of one or more Funding Loans, together with accrued interest thereon or, take such other action as may be necessary so that immediately after such prepayment or the taking of such other action, the outstanding Debt of such Fund shall not exceed the Maximum Amount.
ARTICLE VI

 CONDITIONS
Section 6.1 Effectiveness.  This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in accordance with Section 11.7 hereof so long as the conditions are satisfied or waived not later than July 28, 2016:

    (a)   the receipt by State Street of counterparts hereof signed by each of the parties hereto;

    (b)   to the extent request by State Street, the receipt by State Street of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 4.2;
    (c)   the receipt by State Street of the legal opinions of Godfrey & Kahn, S.C., Ropes and Gray LLP and Venable, counsel for each Fund, covering such matters relating to the transactions contemplated hereby as State Street may reasonably request;

    (d)   the receipt by State Street of a certificate manually signed by an officer of each Fund which is satisfactory to State Street to the effect (i) that the representations and warranties of such Fund contained in this Agreement and the other Funding Loan Documents are true on and as of the Effective Date, (ii) that no Default has occurred and is continuing as of the Effective Date, (iii) that no event or condition that is reasonably likely to result in a Material Adverse Effect has occurred as of theEffective Date, and (iv) if such Fund is submitting a Notice of Draw-down on the Effective Date, set forth in clauses (b) and (c) of Section 6.2, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to State Street;

    (e)   the receipt by State Street of a manually signed certificate from the Secretary or Assistant Secretary of each Fund in form and substance reasonably satisfactory to State Street and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Persons who are authorized to execute and take actions under the Funding Loan Documents for and on behalf of such Fund, and certifying and attaching copies of (i) all Charter Documents, other than those delivered pursuant to Section 6.1(h), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Managing Body of such Fund authorizing the transactions contemplated hereby, (iii) the Prospectus of such Fund and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Prospectus, (iv) the investment management agreement between such Fund and the Investment Manager as then in effect, along with any other investment management or sub-management agreements to which such Fund is a party as then in effect, (v) the Custody Agreement, (vi) any reports to shareholders by such Fund referred to in Section 7.8(a)(i) hereof, and (vii) the Pricing Procedures;

    (f)   the receipt by State Street of a manually signed certificate from the principal financial officer, treasurer or controller of each Fund in form and substance reasonably satisfactory to State Street and dated the Effective Date (i) certifying and attaching copies of a Valuation Report as of the close of business on the Business Day immediately preceding the Effective Date, and (ii) certifying as to the Adjusted Net Assets of such Fund as of the close of business on the Business Day immediately preceding the Effective Date;

    (g)   the receipt by State Street of a legal existence and good standing certificate for each Fund from the Secretary of State of the State of Delaware or the State of Maryland, as applicable, each dated as of a recent date
    (h)   the receipt by State Street of a copy of the Declaration of Trust or Articles of Incorporation, as applicable, of each Fund, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of Delaware or the State of Maryland, as applicable;

    (i)    the receipt by State Street of all documents (including, without limitation, duly completed Forms FR U-1), opinions and instruments it may reasonably request from each Fund prior to the execution of this Agreement relating to compliance with applicable laws, rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, all in form and substance reasonably satisfactory to State Street;
    (j)    the receipt by State Street from such Fund not less than five (5) Business Days prior to the making of any disclosures (public or otherwise) regarding such Fund entering into this Agreement and/or the transactions contemplated hereby, copies of all such public disclosures or disclosures to its stockholders such Fund intends to make on or after the Effective Date;

    (k)    the receipt by State Street from the Funds of an amount, in cash, equal to the Structuring Fee; and

    (l)    State Street shall promptly notify each Fund of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

   Section 6.2 All Draw-downs.  The obligation of State Street to fund each Draw-down is subject to the satisfaction of the conditions precedent set forth in Section 6.1, or such conditions being waived in accordance with Section 11.7, and the satisfaction of the following conditions:
   (a)    the receipt by State Street of a Notice of Draw-down as required by Section 2.2 along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board;
   (b)    the fact that, immediately after honoring a Draw-down Request, the Aggregate Draw-down Amount will not exceed the  Commitment Amount for the applicable Fund;

   (c)    the fact that, immediately before and after such Draw-down, the aggregate amount of Total Liabilities of the applicable Fund that are Senior Securities Representing Indebtedness will not exceed 33 1/3% of Adjusted Net Assets of such Fund, the Securities Loan Transactions will not represent more than 33 1/3% of such Fund's total assets, and such Fund has appropriate coverage for the collateral return obligations relating to the Securities Loan Transaction as required under the Investment Company Act;

   (d)    the fact that, immediately before and after such Draw-down, no Default shall have occurred and be continuing;

   (e)    the fact that the representations and warranties of the applicable Fund contained in this Agreement and the other Funding Loan Documents shall be true on and as of the date of such Draw-down and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

   (f)    no change shall have occurred in any law, rule or regulation thereunder or interpretation thereof that in the opinion of State Street would make it illegal for State Street to fund such Draw-down.

Each Draw-down hereunder shall be deemed to be a representation and warranty by the Fund on the date of such Draw-down as to the facts specified in clauses (b), (c), (d) and (e) of this Section 6.2.
    Section 6.3 Certain Funding Loans.  The obligation of State Street to fund any Funding Loan made under the circumstances described in Section 3.8 hereof is subject to the satisfaction of the conditions precedent set forth in Section 6.1, or such conditions being waived in accordance with Section 11.7, and the satisfaction of the following conditions:
(a) State Street being satisfied on the basis of such documents and information as it may reasonably request from the applicable Fund that, immediately after giving effect to such Funding Loan, the Aggregate Draw-down Amount outstanding under this Agreement does not exceed the "maximum loan value" (as such term is defined under Regulation U) of the collateral securing such Aggregate Draw-down Amount;
(b) immediately after giving effect to such Funding Loan, the aggregate amount of Total Liabilities of such Fund that are Senior Securities Representing Indebtedness will not exceed 33 1/3% of Adjusted Net Assets of the Fund;
(c) immediately after giving effect to such Funding Loan, no Default shall have occurred and be continuing;
(d) immediately after giving effect to such Funding Loan, the aggregate principal amount of all Funding Loans outstanding shall not exceed the Net Commitment Amount;
(e) immediately after giving effect to such Funding Loan, the aggregate principal amount of all Funding Loans outstanding shall not exceed the aggregate Adjusted Market Value of all Memo Pledged Collateral;
(f) the representations and warranties of such Fund contained in this Agreement and the other Funding Loan Documents shall be true on and as of the date of such Funding Loan and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(g) no change shall have occurred in any law, rule or regulation thereunder or interpretation thereof that in the opinion of State Street would make it illegal for State Street to fund such Funding Loan.
ARTICLE VII

 REPRESENTATIONS AND WARRANTIES
Each Fund represents and warrants, on each day on which the Aggregate Draw-down Amount is greater than zero or on which the Fund delivers a Draw-down Notice that:
    Section 7.1 Existence and Power; Investment Company; Qualified Investor.  (a)  Such Fund is a statutory trust or corporation, as the case may be, organized under the laws of the State of Delaware or the State of Maryland, as the case may be.  Such Fund is duly organized, validly existing and in good standing under the laws of the State of Delaware or the State of Maryland, as the case may be and has all statutory trust or corporate powers, as the case may be, and all authorizations and approvals required to carry on its business as now conducted.  Such Fund is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Obligations of such Fund, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.
    (b)    Such Fund is an open-end or a closed-end management investment company as designated on Schedule A hereto and registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.
    (c)    Each Fund is a "qualified investor" within the meaning of Section 3(a)(54)(A) of the Exchange Act.

   Section 7.2 Authorization; Execution and Delivery, Etc.  The execution and delivery by each Fund of, and the performance by such Fund of its obligations under, this Agreement, each of the other Funding Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its statutory trust or corporate powers, as the case may be, and have been duly authorized by all requisite action by such Fund.  This Agreement and each of the other Funding Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by each Fund, and constitute the legal, valid and binding obligations of such Fund enforceable against such Fund and its assets in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  Each Fund's policies and objectives permit it to engage in Repo-Style Transactions and re-invest cash collateral generated from such Repo-Style Transactions or repay Funding Loan obligations of such Fund as contemplated herein.  The use of the cash collateral generated from Repo-Style Transactions to satisfy Funding Loans has been approved by the board of directors or trustees of each Fund, including a majority of the directors or trustees who are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act and such directors or trustees will evaluate the securities lending program no less frequently than annually and make appropriate determinations in connection with such review.  Each Fund's prospectus and Statement of Additional Information provide appropriate disclosure concerning its securities lending activity, repurchase transaction activity, Funding Loans and the relationship between the Repo-Style Transactions and Funding Loans.
   Section 7.3 Noncontravention.  Neither the execution and delivery by a Fund of this Agreement, any other Funding Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by such Fund will (a) conflict with, or result in a breach or violation of, or constitute a default under, any of the Charter Documents of such Fund, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Fund or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting such Fund or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement for the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which such Fund is a party or by which it or any of its properties is bound or (d) result in any Adverse Claim upon any asset of such Fund.
   Section 7.4 Governmental Authorizations; Private Authorization.  Each Fund has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by such Fund of, and the performance by such Fund of its obligations under, this Agreement and each of the other Funding Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by such Fund in connection with the execution and delivery by such Fund of, or the performance of its obligations under, this Agreement or any of the other Funding Loan Documents.
   Section 7.5 Regulations T, U and X.  The execution, delivery and performance by each  Fund of this Agreement, the Notes and the other Funding Loan Documents and the transactions contemplated hereunder and thereunder will not, assuming all Federal Reserve Forms referred to in Article VI shall have been executed and delivered by such Fund and State Street for retention in the files of State Street, violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.
   Section 7.6 Non-Affiliation with State Street.  So far as appears from the records of each Fund, neither State Street nor any State Street Affiliate known to such Fund is an Affiliate of such Fund, and none of such Fund or any Affiliate of such Fund is an Affiliate of State Street or any State Street Affiliate known to such Fund.
   Section 7.7 Subsidiaries.  No Fund has any Subsidiaries.
   Section 7.8 Financial Information.  (a) (i)  The statement of assets and liabilities of each Fund as of December 31, 2015 and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by Tait, Weller & Baker LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, (ii) the statement of assets and liabilities of each Fund as of June 30, 2016, and the related Statements of Operations and Changes in Net Assets for the fiscal period ended on such date, and set forth in the draft Semi-Annual Report, together with the notes and schedules thereto, and (iii) each financial statement delivered by each Fund to State Street in accordance with Section 8.1(i) and (ii), in each case present and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles (subject, in the case of financial statements referred to in clause (ii) above or delivered pursuant to Section 8.1(ii), to normal year-

end adjustments and the absence of footnotes), the financial position of such Fund as of such date.
   (b)    Since the date of the Semi-Annual Report referred to in Section 7.8(a) hereof, there has been no event or circumstance that has resulted in a Material Adverse Effect.
   (c)    Each of the financial statements of each Fund (whether audited or unaudited) delivered to State Street under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.
   Section 7.9 Litigation.  There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of any Fund, threatened in writing against or affecting, such Fund before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Funding Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Funding Loan Document.
   Section 7.10 ERISA.  (a) No Fund is subject to ERISA with respect to the Financing Securities or any activity under this Agreement..
(b) None of the following (individually or collectively) constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement, (ii) the incurrence of any obligation under this Agreement or any other Funding Loan Document, (iii) the making of any Funding Loan, (iv) the payment by a Fund of any principal, interest, fee or other sum owing under this Agreement or any other Funding Loan Document, or (v) the consummation of any transaction contemplated by this Agreement or any other Funding Loan Document.
(c) No asset or other property of any Fund constitutes Plan Assets.
    Section 7.11 Taxes.  (a)  Each Fund has elected to be treated and qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code.  Each Fund has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by such Fund, except for any taxes or assessments which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and the non-payment of which could not reasonably be likely to result in a Material Adverse Effect, and the charges, accruals and reserves on the books of such Fund in respect of taxes or other governmental charges, if any, are, in the opinion of such Fund, adequate.
(b) Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; (b) it is the legal and beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Available Securities.
    Section 7.12 Compliance.  (a) Each Fund is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no‑action relief has been obtained therefrom and remains in effect and such Fund is compliance with all the terms and conditions of such exemptive relief or no‑action relief.  Each Fund is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders, interpretive guidance and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect and such Fund is compliance with all the terms and conditions of such exemptive relief or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect.  Each Fund is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, except in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect.  Each Fund is in compliance in all material respects with all of its Investment Policies and Restrictions.
(b) No Default has occurred and is continuing.
(c) No Fund is subject to any Applicable Law, other than the Investment Company Act, which limits its ability to incur indebtedness.  No Fund has entered into any agreement with any Authority limiting its ability to incur indebtedness.
    Section 7.13 Fiscal Year.  Each Fund has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on December 31 of each year.
    Section 7.14 Full Disclosure.  (a) All information heretofore furnished by a Fund to State Street for purposes of or in connection with this Agreement or any of the other Funding Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Fund to State Street will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect.  Each Fund has disclosed to State Street in writing all facts which, to the best knowledge of such Fund after due inquiry, may give rise to the reasonable possibility of a Material Adverse Effect.
(b) Each Fund agrees that it will immediately notify State Street orally and in writing of the relevant details of any corporate action, private consent offer or agreement and any other off-market arrangements that could require the termination of  Repo-style Transactions with respect to any security  or the removal of such security from the list of Available Securities.   Such notice shall be provided sufficiently in advance of such action, offer, agreement or arrangement  so as to: (i) provide State Street with reasonable time to notify Counterparties of any instructions necessary to comply with the terms thereof and (ii) provide such Counterparties with reasonable time to comply with such instructions.
    Section 7.15 Offering Documents.  The information set forth in the Prospectus and each report to stockholders of each Fund, taken together, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.
    Section 7.16 Anti-Terrorism, Anti-Corruption and Other Regulations.  (a) Neither a Fund nor any Subsidiary nor, to the knowledge of such Fund, any Affected Person is controlled (directly or indirectly) by one or more Persons that are (i) Sanctioned Persons or (ii) located, organized or resident in a Sanctioned Jurisdiction.
    (b)    Neither a Fund nor any Subsidiary nor, to the knowledge of such Fund, any Affected Person that controls (directly or indirectly) such Fund (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
    (c)   Neither a Fund nor any Subsidiary nor, to the knowledge of such Fund, any Affected Person that controls (directly or indirectly) the Fund has violated any Anti-Terrorism Law, or has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds.

    (d)   Each Fund and each Subsidiary thereof (or, the extent permitted by applicable law, such Fund's Investment Manager on behalf of such Fund) has implemented, maintains and complies with policies and procedures designed to promote and achieve compliance, in all material respects, by each Affected Person with Anti-Corruption Laws and Sanctions.

    Section 7.17 Title to Assets.  The Fund has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.
    Section 7.18 Independence of Auditors.  Each Fund's current auditor, Tait, Weller & Baker LLP, is an independent, unaffiliated service provider with respect to each Fund, and, any other auditor or public accountant used by any Fund so long as any amounts are outstanding pursuant to this Agreement, will be an independent, unaffiliated service provider with respect to each Fund.

ARTICLE VIII

 COVENANTS
Each Fund agrees that for the term of the Agreement:
    Section 8.1 Information.  Such Fund will deliver to State Street:
       (i)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of such Fund, a statement of assets and liabilities of such Fund, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of such Fund for such fiscal year, together with an audit report thereon issued by Tait, Weller & Baker LLP or other independent public accountants of nationally recognized standing;
       (ii)    as soon as available and in any event within sixty (60) days after the end of the first semi-annual period of each fiscal year of such Fund, a statement of assets and liabilities of such Fund, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of such Fund for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation and  Generally Accepted Accounting Principles, consistently applied, by an Authorized Person of such Fund;
       (iii)    on the last Business Day of each calendar month (each, a "Monthly Calculation Date") and more frequently upon request by State Street a Compliance Certificate as at the close of business on such Monthly Calculation Date;
       (iv)    without duplication of the obligations of such Fund under Section 8.1(iii), as soon as available and in any event not later than the fifth Business Day after the end of each calendar month, a Valuation Report as of the last Business Day of such calendar month;
       (v)    simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above and each Compliance Certificate and each Valuation Report delivered pursuant to clause (iii) or (iv) above in respect of a fiscal quarter end, a certificate of an Authorized Person reasonably acceptable to State Street stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Fund is taking or proposes to take with respect thereto;
       (vi)    promptly and in any event within (i) one (1) Business Day after any officer of such  Fund obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Person setting forth the details thereof, and (ii) three (3) Business Day after such officer obtains knowledge of such Default, a certificate of an Authorized Person either (x) advising that such Default no longer exists, or (y) setting forth the action which such Fund is taking or proposes to take with respect thereto;

      (vii)     not less than thirty (30) days prior to making any public disclosures (including any filings with the SEC) or disclosures to stockholders of such Fund regarding such Fund having entered into this Agreement or the arrangements contemplated hereby or any other disclosures regarding this Agreement and/or the transactions contemplated hereby, copies of any such notices, filings or other disclosures such Fund intends to make which relate to this Agreement and/or the transactions contemplated hereby;

      (viii)     promptly after the filing thereof with the SEC or the mailing thereof to stockholders of such Fund, copies of all reports to shareholders, amendments and supplements to the registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature of such Fund;

       (ix)     promptly upon any officer of such Fund becoming aware of any action, suit or proceeding of the type described in Section 7.9, notice and a description thereof and copies of any filed complaint relating thereto; and

       (x)     from time to time such additional information regarding the financial position or business of such Fund, including without limitation, listing reports and Valuation Reports, as State Street may reasonably request. Such Fund acknowledges and agrees that State Street may, for purposes of this Agreement, review any listing of such Fund's assets and value thereof that State Street receives or has access to in any capacity, including, without limitation, as Custodian for the Fund.

    Section 8.2 Performance of Obligations.  Each Fund will duly and punctually pay or cause to be paid the principal and interest on the Funding Loans and all other amounts provided for in this Agreement and the other Funding Loan Documents (including without limitation the Aggregate Monthly Payment and any Overdrafts) and will perform all of its obligations under each Securities Financing Agreement.  Each Fund will pay and discharge, at or before maturity, all of the lawful obligations and liabilities of such Fund that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.
    Section 8.3 Maintenance of Insurance.  Each Fund will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of such Fund against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end or closed-end, as applicable, investment companies, and will furnish to State Street, upon request, information presented in reasonable detail as to the insurance so carried.

    Section 8.4 Conduct of Business and Maintenance of Existence.  (a)  Each Fund will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.
       (b)     Each Fund will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust or Maryland corporation, as applicable, and its rights, privileges and franchises necessary in the normal conduct of its business.  Each Fund will maintain in full force and effect its registration as an open-end or closed-end, as applicable, management company under the Investment Company Act.
       (c)     No Fund will amend, restate, supplement or otherwise modify any of the Charter Documents, the Rating Procedures or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect.  Each Fund will provide copies to State Street of all amendments, restatements, supplements, and other modifications of the Rating Procedures, the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable thereafter but in any event within two (2) weeks thereafter.  Each Fund will comply in all material respects with the Rating Procedures, the Pricing Procedures and the Charter Documents.

       (d)     Each Fund will at all times place and maintain the Collateral in the custody of the Custodian.

    Section 8.5 Compliance with Laws.  Each Fund will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect and such Fund is compliance with all the terms and conditions of such exemptive relief or no‑action relief.  Each Fund will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due, except those that are being contested in good faith by such Fund and as to which such Fund has established appropriate reserves on its books and records.
    Section 8.6 Inspection of Property, Books and Records.  Each Fund will, or will cause the Custodian (on behalf of such Fund) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of State Street to visit and inspect any of its offices to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.  Each Fund shall be obligated to reimburse State Street for the costs and expenses incurred in connection with the exercise of its rights under this Section only if such exercise occurs during the continuation of a Default.

    Section 8.7 Indebtedness.  No Fund will create, assume or suffer to exist any Indebtedness other than, with respect to each Fund:
       (i)    Debt arising under this Agreement, the Notes and the other Funding Loan Documents;
       (ii)    Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

       (iii)   Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Fund (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond; and

       (iv)   Debt, other than Debt for borrowed money, arising under Financial Contracts (including without limitation any Repo-style Transactions) entered into in the ordinary course of business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Investment Policies and Restrictions.

    Section 8.8 Liens.  No Fund will create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof), in each case whether such asset is now owned or hereafter acquired, except (a) Liens of State Street, created by or pursuant to any of the Funding Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior perfected liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, (d) Liens created in connection with Financial Contracts (not already described in clause (a) of this Section 8.8) of such Fund that are entered into for hedging and not speculative purposes to the extent permitted by the provisions of the Prospectus and the Investment Policies and Restrictions, provided, however that the aggregate value of all of the  assets of such Fund subject to any Lien permitted by this clause (d) does not at any time exceed 5%  of Total Assets.
    Section 8.9 Consolidations, Mergers and Sales of Assets.  No Fund will (i) consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or other entity (whether in one transaction or a series of related transactions), or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (whether in one transaction or a series of related transactions), in each case, without the prior written consent of State Street (such consent not to be unreasonably withheld provided that the relevant Fund or Funds provide State Street with not less than 60 days' written notice). Notwithstanding the foregoing, a Fund may sell its assets in the ordinary course of business as described in its Prospectus.  No Fund will invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.
    Section 8.10 Use of Proceeds.  Each Fund shall use the proceeds of each Draw-down in connection with the purchase, sale, carrying, or trading of  securities (as defined under federal securities laws), provided, however, that in no event shall the proceeds of any Draw-down be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Fund or Regulation T or Regulation U.
    Section 8.11 Compliance with Investment Policies and Restrictions.  Each Fund will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.  No Fund will permit any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of such Fund to be changed from those in effect on the Effective Date without the prior written consent of State Street, which consent shall not be unreasonably withheld.
    Section 8.12 Non-Affiliation with State Street.  No Fund will at any time become an Affiliate of State Street or any State Street Affiliate, and each Fund will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of State Street or any State Street Affiliate.
    Section 8.13 Regulated Investment Company.  Each Fund will maintain its status as a "regulated investment company" under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a "regulated investment company" pursuant to subchapter M of the Internal Revenue Code.
    Section 8.14 No Subsidiary.  No Fund will have at any time any Subsidiary.
    Section 8.15 ERISA.  No Fund will become subject to ERISA with respect to the Financing Securities or any activity under this Agreement
    Section 8.16 Fiscal Year.  No Fund will change its fiscal year from that set forth in Section 7.13 hereof without prior written notice to State Street.
    Section 8.17 Regulation U.  Each Fund will maintain, at all relevant times, sufficient amounts and types of assets such that at all such times the aggregate amount of Aggregate Draw-down Amount outstanding under this Agreement does not exceed the "maximum loan value" (as such term is defined under Regulation U) of the collateral securing all such Aggregate Draw-down Amount.
    Section 8.18 Custodian.  No Fund will change the Custodian without the prior written consent of State Street.
    Section 8.19 Asset Coverage.  Each Fund will, immediately after giving effect to any Draw-down, and at all times thereafter, cause it to be the case that (i) the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness will not exceed 33 1/3% of Adjusted Net Assets and (ii) the amount of such Fund's asset segregation against all obligations relating to the Repo-Style Transactions will be at least equal to that necessary so that the obligations will not constitute Senior Securities Representing Indebtedness.
    Section 8.20 Maximum Amount.  No Fund will at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.
    Section 8.21 Further Assurances.  Each Fund shall execute and deliver all such documents and instruments, and take all such actions, as State Street may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Funding Loan Documents, including, without limitation, execution and delivery of any Securities Financing Agreement as may be required by the relevant Counterparty.
    Section 8.22 Compliance with Anti-Terrorism Laws, Money Laundering Laws, Etc.  No Fund shall, and shall not cause or permit any Subsidiary to, (a) use, directly or indirectly, the proceeds of any Draw-down, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) in any other manner that would result in a violation of Sanctions by such Fund, or (iii) in any way that would violate any Anti-Corruption Law, (b) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any prohibition set forth in any Anti-Terrorism Law or engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds.
    Section 8.23 Negative Pledge.  No Fund will enter into any agreement prohibiting or limiting such Fund from encumbering any of its assets, other than this Agreement or the other Funding Loan Documents.
    Section 8.24 Available Securities.  Each Fund will designate all securities of such Fund held by the Custodian as Available Securities hereunder; provided, however, that such Fund may restrict securities from being Available Securities hereunder and, if applicable, instruct State Street to recall or repurchase such securities pursuant to a Repo-style Transaction hereunder only in the event that (i) such securities have been sold by such Fund in the ordinary course of its business, (ii) are subject to an upcoming corporate action election, in which case such securities shall be made Available Securities immediately following such election, or (iii) such restriction is required pursuant to Applicable Law.

ARTICLE IX

 DEFAULTS
    Section 9.1 Events of Default.  If one or more of the following events ("Events of Default") shall have occurred and be continuing:
      (i)   a Fund shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Funding Loan or any fees or any other amount payable hereunder (other than payments referred to in sub-clauses (ii) or (iii) of this clause (i) or under the other clauses of this Section 9.1) or under any of the other Funding Loan Documents within five days of the due date therefor, (ii) any Overdraft within one (1) Business Day of demand of payment or (iii) any principal of any Funding Loan; or

      (ii)  a Fund shall fail to observe or perform any covenant contained in Section 2.6, Section 5.3(a), 8.1(i) through 8.1(viii), 8.4(b), 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, or 8.22; or

      (iii)  a Fund shall fail to observe or perform any covenant or agreement contained in this Agreement or any Funding Loan Document (other than those covered by clauses (i) or (ii) above) and such failure shall continue unremedied for a period of ten (10) Business Days; or

      (iv)  any representation, warranty, certification or statement made or deemed made by a Fund in this Agreement or any Funding Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any Funding Loan Document  shall prove to have been incorrect in any material respect when made or deemed made by such Fund; or

      (v)  a Fund shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due and payable, after giving effect to any applicable grace period; or

      (vi)  any default or other similar event shall occur with respect to Debt of a Fund in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

      (vii)  a Fund shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or such Fund shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

      (viii)  an involuntary case or other proceeding shall be commenced against a Fund seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against such Fund under the federal bankruptcy laws as now or hereafter in effect; or

      (ix)  a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against a Fund and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

      (x)  any investment advisory agreement or management agreement which is in effect on the Effective Date for a Fund shall terminate, or the Investment Manager shall cease to be the investment adviser to a Fund, unless the successor thereto is a Control Affiliate thereof; or

      (xi)  the Investment Manager shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof or (ii) sell or otherwise dispose of all or substantially all of its assets; or

      (xii)  State Street for any reason shall cease to have a valid and perfected first priority security interest in the Collateral free and clear of all Adverse Claims; or

      (xiii)  any Funding Loan Document shall cease, for any reason, to be in full force and effect, or a Fund, as the case may be, shall so assert publicly or in writing or shall disavow publicly or in writing any of its obligations thereunder; or

      (xiv)  the beneficial interests or shares of common stock of the Dividend and Income Fund shall be suspended from trading on The New York Stock Exchange for more than two consecutive days upon which trading in such interests or shares generally occurs on such exchange, or shall be delisted; or

      (xv)  a Fund shall revoke, whether orally or otherwise and for whatsoever reason, the authorization pursuant to Section 3.3 hereof granted to State Street to enter into Repo-style Transactions with any Counterparty;

then, and in every such event, State Street may by notice to the applicable Fund (i) terminate the Liquidity Commitment and the Funding Loan Commitment, and they shall thereupon terminate, (ii) require the principal amount of all outstanding Funding Loans, together with all accrued and unpaid interest on such Funding Loans, and the Securities Financing Amount to become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Fund, (iii)  as agent for such Fund, use commercially reasonable efforts to terminate and liquidate all outstanding Repo-style Transactions as of such date and (iv) require all other fees or other amounts due and payable to State Street hereunder or under any of the other Funding Loan Documents to become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Fund, provided, however, that in the case of any of the Events of Default specified in clause (vii) or (viii) above with respect to such Fund, automatically without any notice to such Fund or any other act by State Street, the Liquidity Commitment and the Funding Loan Commitment shall thereupon terminate and the principal amount of all outstanding Funding Loans, together with all accrued and unpaid interest on such

Funding Loans, the Securities Financing Amount and all other fees or other amounts due and payable to State Street hereunder or under any of the other Funding Loan Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Fund. On the effective date of such termination (the "Default Termination Date"), such Fund will be liable to pay (i) to State Street, as principal, the principal amount of all such Funding Loans, together with all such accrued and unpaid interest, (ii) to State Street, as agent for such Fund, the Aggregate Liquidation Amount and (iii) all other fees or other amounts payable hereunder.  If, for any reason, State Street is unable to terminate and liquidate any outstanding Repo-style Transaction as of the Default Termination Date, then (i) such transaction shall remain outstanding, (ii) such Fund shall maintain in its custody account, subject to the security interests provided for in Section 2.7, cash in an amount equal to the amount of the Securities Financing Proceeds received with respect to such Repo-style Transaction, (iii) State Street shall continue to perform its obligations as agent with respect to the relevant Securities Finance Agreement and under this Agreement and (iv) such Fund shall continue to make payments of the Aggregate Monthly Payment on each Monthly Payment Date, except that for these purposes the Aggregate Monthly Payment shall be calculated using the Default Rate instead of the Applicable Rate.
    Section 9.2 Remedies.  No remedy herein conferred upon State Street is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.
Section 9.3 No Waiver.  Each Fund acknowledges and agrees that at all times, if any, during which a Default or Event of Default shall have occurred and be continuing, State Street shall have no obligation to make any Funding Loan to such Fund.  Notwithstanding any such Default or Event of Default, State Street may, in its sole and absolute discretion, from time to time, continue to make Funding Loans to such Fund, and the decision to make any such Funding Loan will not in any manner constitute a waiver of the conditions of Section 6.2 or 6.3 of this Agreement or of any Default or Event of Default now existing or hereafter arising or otherwise prejudice in any manner State Street's rights to take any and all actions permitted under this Agreement or any of the other Funding Loan Documents as a result of Defaults or Events of Default continuing under this Agreement.
ARTICLE X

 CHANGE IN CIRCUMSTANCES
    Section 10.1 Additional Costs; Capital Adequacy.  (a)  If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation, or treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by State Street with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

       (i)   subject State Street to any tax, duty or other charge with respect to its Funding Loans, its Note or its Liquidity Commitment or its Funding Loan Commitment, or shall change the basis of taxation of payments to State Street of the principal of or interest on its Funding Loans or any other amounts (e.g., interests or fees) due under this Agreement or its Liquidity Commitment or Funding Loan Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, State Street imposed by the jurisdiction in which State Street's principal office is located; or

       (ii)   impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, State Street or shall impose on State Street any other condition affecting its Funding Loans, its Note or its Liquidity Commitment or Funding Loan Commitment; or

       (iii)   impose on State Street any other conditions or requirements with respect to this Agreement or any Funding Loan Document, the Funding Loans or its Liquidity Commitment or Funding Loan Commitment;

and the result of any of the foregoing is to increase the cost to State Street of making, funding, issuing, renewing, extending or maintaining any Funding Loan or its Liquidity Commitment or Funding Loan Commitment, or to reduce the amount of any sum received or receivable by State Street under this Agreement or under its Note with respect thereto or any Funding Loan Document, by an amount deemed by State Street in its sole discretion to be material, then, promptly upon demand by State Street, and in any event within thirty (30) days after demand by State Street, the applicable Fund shall pay to State Street the additional amount or amounts as will compensate State Street for such increased cost or reduction; provided, however, that for purposes of this Agreement, the Dodd‑Frank Wall Street Reform and Consumer Protection Act, all requests, rules, regulations, guidelines or directives in connection therewith and all requests, rules, regulations, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, shall be deemed to have been adopted and become effective after the date hereof.
     (b)  If State Street shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of State Street (or its parent corporation) as a consequence of the Funding Loans or the other obligations of State Street hereunder to a level below that which State Street (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by State Street to be material, then from time to time, promptly upon demand by State Street, and in any event within thirty (30) days after demand by State Street, the applicable Fund shall pay to State Street such additional amount or amounts as will compensate State Street (or its parent corporation) for such reduction.

     (c)  State Street will promptly notify the applicable Fund of any event of which it has knowledge, occurring after the date hereof, which will entitle State Street to compensation pursuant to this Section 10.1 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of State Street, be otherwise disadvantageous to State Street.  A certificate of State Street claiming compensation under this Section 10.1 and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error.  In determining such amount, State Street may use any reasonable averaging and attribution methods.  Any failure or delay on the part of State Street to demand compensation pursuant to this Section 10.1 shall not constitute a waiver of State Street's right to demand such compensation; provided, however, that the applicable Fund shall not be required to compensate State Street pursuant to this Section 10.1 for any amounts incurred more than six (6) months prior to the date that State Street notifies such Fund of the change or other matter giving rise thereto and of State Street's intention to claim compensation therefor; provided further that, if the change or other matter giving rise to such amounts is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

   Section 10.2 Illegality.  If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by State Street with any new request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for State Street to make, maintain or fund the Funding Loans, State Street shall forthwith give notice thereof to the Funds, whereupon until State Street notifies the Funds that the circumstances giving rise to such suspension no longer exist, the Liquidity Commitment and the Funding Loan Commitment of State Street shall forthwith be suspended.  If State Street shall determine that it may not lawfully continue to maintain and fund any of its outstanding Funding Loans to maturity and shall so specify in such notice, the applicable Fund shall immediately prepay in full the then outstanding principal amount of the Funding Loan, together with accrued interest thereon and any amount payable by such Fund pursuant to Section 10.3.
   Section 10.3 Indemnity.  Each Fund agrees to indemnify State Street and to hold State Street harmless from and against all claims, liabilities, losses, damages, penalties, actions, judgments, costs and expenses (excluding loss of anticipated profits) and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the "Liabilities") that State Street may sustain or incur as a consequence of (a) any default by such Fund in payment of the principal amount of or any interest on any

Funding Loans as and when due and payable (b) any default by such Fund in making a borrowing of a Funding Loan after such Fund has given (or is deemed to have given) a Notice of Draw-down relating thereto in accordance with Section 2.2, (c) any default in making any payment of the Aggregate Monthly Payment, Overdraft or any other payment obligation hereunder or any Securities Financing Agreement or (d) the performance of any obligation of such Fund under any Securities Financing Agreement.
ARTICLE XI

 MISCELLANEOUS
    Section 11.1 Conflicts of Interest.  Each Fund acknowledges and represents that it has received, read and understands the document entitled "State Street Agency Securities Lending Program Description of Risks and Conflicts of Interest".
    Section 11.2 State Street Acting in Different Capacities.  (a)  Each Fund acknowledges and agrees that (i) State Street is acting, either through different affiliated entities or through different departments within the same entity, in more than one capacity in relation to such Fund and in relation to this Agreement, including (A) as agent for such Fund with respect to arranging Securities Loan Transactions and Repurchase Transactions with Counterparties, (B) as lender to, and secured creditor of, such Fund with respect to any Funding Loans made to such Fund, (C) as custodian for such Fund under the Custody Agreement and (D) in such other capacities as State Street may act with respect to other agreements to be entered into with such Fund from time to time and (ii) State Street may have conflicting interests and duties of care in respect of such different capacities.  Each Fund hereby waives and agrees not to assert any claim based on any alleged conflict between or among such capacities or duties.
 (b) Each Fund authorizes each affiliate of State Street and each department within State Street acting in any capacity with respect to a Fund pursuant to this or any other agreement, whether directly or indirectly, to share any and all information with respect to such Fund with any other such affiliate or departments.
    Section 11.3 Notices.  (a)  All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule C attached hereto or by approved electronic communication in accordance with Section 11.3(b).  Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, provided that (i) notices delivered through electronic communications to the extent provided by Section 11.3(b) shall be effective as provided therein, and (ii) unless otherwise agreed to, or established, by State Street pursuant to Section 11.3(b) hereof, only the items referred to in Section 8.1(i), (ii), (iii), (iv) and (vi) hereof may be communicated by a Fund to State Street via e-mail.
        (b)     Unless State Street otherwise prescribes:  (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e‑mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

   Section 11.4 No Waivers.  No failure or delay by State Street in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
   Section 11.5 Expenses; Documentary Taxes; Indemnification.  (a)  Each applicable Fund shall promptly pay, if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by State Street, including reasonable fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.  Each Fund shall indemnify State Street against any transfer taxes, documentary taxes (but not income taxes), assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.
       (b)      Each Fund agrees to indemnify State Street and each of its Affiliates, officers, directors and employees (each, a "Covered Person") and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or any Funding Loan Document or any actual or proposed use of proceeds of Funding Loans or Draw-downs hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person's gross negligence, bad faith or willful misconduct.
   Section 11.6 Set Off.  During the continuance of any Event of Default, any deposits or other sums credited by or due from State Street to a Fund and any Collateral in the possession of State Street may be applied to or set off by State Street against the payment of the Obligations.
   Section 11.7 Amendments and Waivers.  Except as otherwise provided herein, any provision of this Agreement or any of the other Funding Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Funds and State Street.  No delay or omission on the part of State Street in exercising any right hereunder shall operate as a waiver of such right or of any other rights of State Street, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

   Section 11.8 Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Fund may assign or otherwise transfer any of its rights or obligations hereunder or under any other Funding Loan Document without the prior written consent of State Street (and any attempted assignment or transfer by a Fund without such consent shall be null and void).  State Street may assign any of its rights or obligations hereunder to any other Person, provided that so long as no Default has occurred and is continuing, each Fund shall have given its prior written consent to such assignment which consent shall not be unreasonably withheld or delayed.  State Street may sell participations to any Person (other than a natural Person) of all or a portion of its rights and/or obligations under this Agreement without prior consent of the Fund.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and participants to the extent provided in this Section) any legal or equitable right, remedy or claim under or by reason of this Agreement.
  Section 11.9 Governing Law; Submission to Jurisdiction.  This Agreement and each of the other Funding Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.  Each Fund hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Funding Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 11.3 hereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that State Street may otherwise have to bring any action or proceeding relating to this Agreement or the other Funding Loan Documents against any Fund, or any of its property, in the courts of any jurisdiction.
  Section 11.10 Waiver of Jury Trial.  EACH OF STATE STREET AND EACH FUND HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Except to the extent prohibited by law, each Fund hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Fund (a) certifies that no representative, agent or attorney of State Street has represented, expressly or otherwise, that State Street would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that State Street have been induced to enter into this Agreement and the other

Funding Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.
  Section 11.11 Confidentiality & Use of Data.
(a) Confidentiality
 (i) All information provided under this Agreement by a party (the "Disclosing Party") to the other party (the "Receiving Party") regarding the Disclosing Party's business and operations shall be treated as confidential.  Subject to Section 11.11(b) and 11.11(c) below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party's other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct State Street or State Street Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.
(b) Use of Data.
 (i) In connection with the provision of the services and the discharge of its other obligations under this Agreement, State Street and/or State Street Affiliates may collect and store information regarding the Fund and share such information with State Street and/or State Street Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and State Street or any State Street Affiliate and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
        (ii)    Subject to paragraph (iii) immediately below, State Street and/or State Street Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information ("Data") obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and State Street or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of State Street and/or State Street Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund.  The Fund agrees that State Street and/or State Street Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of State Street's or a State Street Affiliate's compensation for services under this Agreement or such other agreement, and State Street and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

        (iii)    Except as expressly contemplated by this Agreement, nothing in this Section 11.11(b)  shall limit the confidentiality and data-protection obligations of State Street and State Street Affiliates under this Agreement and applicable law.  State Street and/or State Street Affiliates shall cause State Street and/or any State Street Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 11.11(b)  to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

   Section 11.12 USA Patriot Act.  State Street is subject to the Patriot Act (as hereinafter defined) and hereby notifies each Fund that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies such Fund, which information includes the name and address of such Fund and other information that will allow State Street to identify such Fund in accordance with the Patriot Act. Each Fund shall, promptly following a request by State Street, provide all documentation and other information that State Street requests in order to comply with its ongoing obligations under applicable "know your customer", anti-terrorism and anti-money laundering rules and regulations, including the Patriot Act.
   Section 11.13 Interest Rate Limitation.  Notwithstanding anything herein to the contrary contained herein, the interest paid or agreed to be paid on any Funding Loan under this Agreement shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "maximum rate").  If State Street shall receive interest on a Funding Loan in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Funding Loans or, if it exceeds such unpaid principal, refunded to the applicable Fund.  In determining whether the interest contracted for, charged, or received by State Street exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
   Section 11.14 Survival.  The provisions of Section 10.3 and 11.5 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Funding Loans, the expiration or other termination of the Liquidity Commitment or the Funding Loan Commitment or the termination of this Agreement or any other Funding Loan Document or any provision thereof.
   Section 11.15 Termination.  Subject to as otherwise provided herein and consistent with Section 5.1, this Agreement may be terminated by either of State Street or the Fund upon one hundred seventy nine (179) days' prior written notice to the other party.  Any such termination shall have no effect upon any party's rights and obligations arising prior to such termination, and this Agreement will remain in effect and govern any transactions entered into prior to such written notice.
   Section 11.16 Limitation on Liability.  This document is executed on behalf of each Fund by such Fund by such Fund's officers as officers and not individually and the obligations imposed upon such Fund by this Agreement are not binding upon any of such Fund's trustees, officers or shareholders individually but are binding only upon the assets and property of such Fund.
   Section 11.17 Miscellaneous.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement and each of the other Funding Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
ARTICLE XII

 DEFINITIONS
The following terms, as used herein, have the following meanings:
"Adjusted Market Value" means, with respect to any item of Collateral, the value of such item of Collateral, as determined by State Street, multiplied by the related Advance Rate.
"Adjusted Net Assets" means, as of any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness.  For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.
"Advance Rate" means, in relation to any item of Collateral, the percentage appearing under the caption, "Advance Rate", opposite the asset class applicable to such item of Collateral on Schedule D hereto.

 "Adverse Claim" means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person's assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Fund, Liens permitted under Section 8.8(a), (b) or (c).
"Affiliate" means, with respect to any Person (the "First Person") any other Person that (a) is an "Affiliated Person" within the meaning of the Investment Company Act of such First Person, (b) is an "affiliate" within the meaning of Section 23A of the Federal Reserve Act, as amended, of such First Person, or (c) is a Control Affiliate of such First Person.
"Affected Person" means the applicable Fund, or any officer, director, trustee or employee of such Fund or any such Subsidiary, or any agent of such Fund or any such Subsidiary that will act in any capacity with respect to this Agreement.
"Aggregate Draw-down Amount" means, as of any day, the greater of (i) zero and (ii) the excess of the sum of all Draw-down Amounts paid to the Fund minus the sum of all repayments of Draw-down Amounts made by the Fund as of such day.
"Aggregate Liquidation Amount" shall have the meaning ascribed such term in Section 5.1.
"Aggregate Monthly Payment" means, with respect to any Monthly Calculation Period, a payment representing a fee for outstanding Repo-style Transactions and interest on outstanding Funding Loans in an amount equal to the sum, for each calendar day in such  Monthly Calculation Period, of the product of (i) the outstanding Aggregate Draw-down Amount on such date multiplied by (ii) the Applicable Rate for such date multiplied by (iii) a day count fraction of 1/360.  State Street shall determine the Applicable Rate and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.
"Agreement" has the meaning ascribed such term in the preamble hereof.
"Anti‑Corruption Law" means, with respect to any Affected Person, any Law of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.
"Anti‑Terrorism Law" means, with respect to any Person, any Applicable Law related to money laundering or financing terrorism including (a) the Patriot Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the "Bank Secrecy Act"), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (d) Executive Order 13224 issued by the President of the United States effective September 24, 2001.
"Applicable Law" means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its assets or property is bound.
"Applicable Rate" means, as of any date, the sum of the One-Month LIBOR Rate as of such date and the LIBOR Margin.

"Approved Liquidity Draw-down Amount" means (a) $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Liquidity Commitment over the Aggregate Draw-down Amount.
"Asset Coverage Test" means the covenant set forth in Section 8.19.
"Asset Value" means, as of any day of determination in respect of any asset of a Fund, the Value of such asset computed by such Fund in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided, however, that (a) the Asset Value of any asset shall be net of the  liabilities of such Fund (other than any liability included in Total Liabilities) relating thereto, including without limitation all of the obligations  of such Fund to pay any unpaid portion of the purchase price thereof, and (b) with respect to any asset that is not valued on each Business Day, the Asset Value of such asset shall be deemed zero for purposes of this definition.
"Authority" means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
"Authorized Person" means any duly authorized officer or other authorized Person of a Fund, provided, however, that State Street shall have received a manually signed certificate of an officer of such Fund bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to State Street.
"Available Securities" means all of the securities of a Fund held by Custodian except for such securities that have been segregated in or from the custody account of such Fund for another specified purpose or otherwise identified by written notice from such Fund or its Investment Manager to Custodian as not being Available Securities pursuant to Section 8.24 or are reserved pursuant to Section 3.1(b).
 "Business Day" means any day other than a Saturday or Sunday on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.
"Borrowing Base" means, as of any time and with respect to any Fund, an amount determined by State Street, equal to the Fund Advance Rate Factor multiplied by the aggregate Adjusted Market Value of all Collateral.

"Charter Documents" means, collectively, the Certificate of Trust or Articles of Incorporation, as the case may be, and all other organizational or governing documents of a Fund, in each case as amended, supplemented or otherwise modified from time to time.
"Collateral" has the meaning set forth in Section 2.7(a).
"Commitment Amount" has the meaning set forth in Section 2.1.
"Commitment Termination Date" shall have the meaning ascribed such term in Section 5.1.
"Compliance Certificate" means, as at any date, a certificate of an Authorized Person of a Fund setting forth the Adjusted Net Assets of such Fund as of such date and a statement with all supporting calculations that as of such date: (i) such Fund is in compliance with the Asset Coverage Test and (ii) the  aggregate amount of outstanding Debt of such Fund does not exceed the Maximum Amount.
"Control Affiliate" of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than fifty percent (50%) of the outstanding voting securities of such Person, (b) any other Person greater than fifty percent (50%)  of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.  For purposes of this defined term, "control" means the power to exercise a controlling influence over the management or policies of a company, and "controlling" and "controlled" shall have correlative meanings.
"Counterparty" means either a Securities Borrower or a Repurchase Transaction Counterparty.
"Covered Person" has the meaning set forth in Section 11.5(b) hereof.
"Custodian" has the meaning set forth in the preamble hereto.
"Custody Agreement" means that certain Amended and Restated Master Custodian Agreement, dated as of April 8, 2002, between each Fund and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.
"Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such

Person in respect of banker's acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.
"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
"Default Termination Date" has the meaning assigned such term in Section 9.1.
"Default Rate" means, as of any date, the sum of two percent (2%) and the Applicable Rate as of such date.
"Dollars" or "$" means dollars in lawful currency of the United States of America.
"Draw-down" has the meaning assigned such term in Section 2.1.
"Draw-down Amount" has the meaning assigned to such term in Section 2.2.
"Draw-down Date" means the Business Day on which funds are made available to the Fund hereunder as specified in a Notice of Draw-down delivered pursuant to Section 2.2 hereof.
"Draw-down Document" means, collectively, this Agreement, the Notes, any related fee agreement, any Securities Financing Agreement and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.
"Draw-down Request" has the meaning assigned such term in Section 2.1.
"Effective Date" means the date this Agreement becomes effective in accordance with Section 6.1 hereof.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
"ERISA Group" means, with respect to a Fund, such Fund and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Fund, are treated as a single employer under Section 414 of the Internal Revenue Code.
"Events of Default" has the meaning set forth in Section 9.1 hereof.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

"Financed Security" means any Available Security that is delivered to a Counterparty pursuant to a Securities Financing Agreement; provided, however, that, if any new or different security shall be exchanged for any Financed Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, become and be a Financed Security in substitution for the former Financed Security for which such exchange was made.
"Financial Contract Liability" means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.
"Financial Contracts" means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit‑linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities Representing Indebtedness.
"Fund" has the meaning set forth in the preamble to this Agreement.
"Fund Advance Rate Factor" means, with respect to any Fund, the amount appearing on Schedule A under the caption, "Fund Advance Rate Factor", opposite the name of such Fund.
 "Fund Assets" has the meaning set forth in the preamble to this Agreement.
"Funding Loan" means a loan made or to be made to or on behalf of a Fund by State Street pursuant to Section 4.1 hereof.
"Funding Loan Commitment" has the meaning set forth in Section 4.1 hereof.
"Funding Loan Document" means, collectively, this Agreement, the Notes, any related fee agreement and any and all other documents and instruments required to be delivered pursuant to this Agreement in connection with any Funding Loan, in each case as amended, restated, supplemented or otherwise modified from time to time.
"Generally Accepted Accounting Principles" has the meaning set forth in Section 1.3 hereof.
"Governmental Authorizations" means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.
"Governmental Filings" means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term "Guarantee" used as a verb has a corresponding meaning.
"Indebtedness" of any Person means at any date, without duplication, (a) all Debt of such Person and (b) all Senior Securities issued by such Person.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.
 "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.
"Investment Manager" means, (i) with respect to Midas Fund, Midas Magic, and Foxby Corp., Midas Management Corporation, a corporation organized under the laws of the State of Delaware, (which Person has discretionary authority over the investment of Available Securities of the applicable Fund), and (ii) with respect to Dividend and Income Fund, Bexil Advisers LLC), a limited liability company organized under the laws of State of Maryland, (which Person has discretionary authority over the investment of Available Securities of the applicable Fund).
"Investment Policies and Restrictions" means, with respect to a Fund, the material provisions of the Prospectus, as delivered to State Street on the Effective Date, and other documents dealing with the  investment objectives, investment policies and strategies, and investment restrictions of such Fund, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.
"Law" means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, or any particular section, part or provision thereof.
"Liabilities" has the meaning set forth in Section 10.3.

"LIBOR Business Day" means a Business Day on which transactions in United States dollar deposits between banks may be carried on in the London Eurodollar interbank market.
"LIBOR Margin" means 1.20%.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement,  other than this Agreement, preventing a Person from encumbering such asset.
"Liquidity Commitment" means, with respect to each Fund, the amount set forth opposite such name of such Fund under the caption, "Liquidity Commitment" on Schedule A attached hereto.
 "Managing Body" means (a) with respect to a Fund, the Board of Trustees or the Board of Directors, as the case may be, thereof, and (b) with respect to any other Person, the board of directors or other similar managing body thereof.
"Margin Percentage" has the meaning ascribed such term in Section 3.7(b).
"Margin Stock" has the meaning assigned to such term in Regulation U.
"Market Value" of a security means the market value of such security (including, in the case of a Financed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated or approved by State Street or such other independent sources as may be selected by State Street on a reasonable basis.
"Material Adverse Effect" means (a) a material adverse effect on the ability of a Fund to fully perform its obligations under this Agreement or any of the other Draw-down Documents, (b) a material adverse effect on the right, title and interest of State Street in the Collateral or on the rights and remedies of State Street under this Agreement or under any of the other Draw-down Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Funding Loan Documents or any of the Draw-down Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Fund or the Investment Manager or (e) a Default.
"Maximum Amount" means, as at any date of determination, an amount equal to the least of:
(a) the maximum amount of Debt that a Fund would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,
(b) the maximum amount of Debt that a Fund would be permitted to incur pursuant to the limitations on borrowings in its Prospectus and the Investment Policies and Restrictions,

(c) if a Fund shall have entered into any agreement with any Authority limiting the amount of Debt that such Fund may create, incur, assume or suffer to exist, the maximum amount of Debt that such Fund would be permitted to create, incur, assume or suffer to exist pursuant to such agreements, and
(d) the maximum amount of Debt that a Fund would be permitted to incur without violating Section 8.19 hereof, in each case, as in effect at such date of determination.
"Memo Pledged Collateral" has the meaning set forth in Section 2.7(b) hereof.
"Monthly Calculation Date" has the meaning set forth in Section 8.1(iii) hereof.
"Monthly Calculation Period" means, in relation to any Monthly Payment Date, the period from the immediately prior Monthly Payment Date to such Monthly Payment Date, except that the first Monthly Calculation Period shall begin on the Draw-down Date of the first Draw-down and the last Monthly Calculation Period shall end on the Commitment Termination Date.
"Monthly Payment Date" means the first Business Day of each calendar month commencing in the first calendar month following the Effective Date and ending on the first Business Day following the Commitment Termination Date.
"Net Commitment Amount" means, as of any time as to any Fund, the greater of (i) zero and (ii) the Commitment Amount for such Fund minus the Securities Financing Amount for such Fund.
"Non-usage Fee" means, with respect to any Monthly Calculation Period, (a) an amount equal to the sum for each calendar day in such Monthly Calculation Period of the product of (i) the difference, if any, between the Aggregate Draw-Down Amount on each day and the Liquidity Commitment and (ii) the Non-usage Rate and (b) otherwise, zero.
"Non-usage Rate" means One-Month LIBOR Rate plus .07%.
"Note(s)" has the meaning set forth in Section 4.2(b) hereof.
"Notice of Draw-down" has the meaning set forth in Section 2.2 hereof.
"Obligations" means all indebtedness, obligations and liabilities of each Fund to State Street (including, without limitation, Overdrafts), existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Draw-down Documents or Funding Loan Documents or in respect of any of the Draw-down Amount by each Fund or any of the Notes or other instruments at any time evidencing any such indebtedness, obligations or liabilities.

"One-Month LIBOR Rate" means, as of any day, the rate appearing on the Reuters "LIBOR01" screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one month provided, however, that in the event such rate does not appear on such screen or on any successor or substitute page on such screen or otherwise on such screen, the "One-Month LIBOR Rate" shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by State Street or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a term of one month are offered by State Street to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided, further that in the event such day is not a LIBOR Business Day, then Overnight LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.
"Overdraft" has the meaning ascribed to such term in Section 2.6.
"Patriot Act" has the meaning set forth in Section 11.12 hereof.
"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
 "Plan Assets" has the meaning set forth in Section 3(42) of ERISA.
"Pricing Procedures" means the  pricing procedures of a Fund for its investments, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 8.4 hereof.
"Private Authorizations" means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.
"Proper Instruction" has the meaning set forth in the Custody Agreement.
"Prospectus" means, (i) with respect to Midas Fund and Midas Magic, the prospectus dated April 29, 2016, (ii) with respect to Dividend and Income Fund, the prospectus dated September 16, 2015, and (iii) with respect to Foxby Corp., the prospectus dated August 12, 2003 and, in each case filed with the SEC as part of the registration statement of the Fund on Form N-2 or Form N-1A, as applicable, as amended, or any successor SEC form, and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act, and in accordance with the terms of this Agreement.

"Rating Procedures" means the procedures of a Fund for rating investments, as approved by the board of trustees or board of directors, as the case may be, of such Fund, as such procedures for rating investments may be amended, restated, supplemented or otherwise modified in accordance with Section 8.4 hereof.
"Rebate Payment" has the meaning set forth in Section 3.2 hereof.
"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.
"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.
"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.
"Repo-style Transaction" means either a Securities Loan Transaction or a Repurchase Transaction.
 "Repurchase Agreement" means an agreement between a Repurchase Transaction Counterparty and State Street, on behalf of a Fund, that governs Repurchase Transactions.
"Repurchase Transaction" means a sale of Available Securities to a Repurchase Transaction Counterparty, subject to an obligation to repurchase such Available Securities on a date no later than 95 days from the date of such sale, pursuant to a Repurchase Agreement.
"Repurchase Transaction Counterparty" means any Person designated on Schedule B-2, as may be amended or modified from time to time pursuant to Section 3.3, as a counterparty to which Available Securities may be subject to a Repurchase Transaction pursuant to a Repurchase Agreement.
"Repurchase Transaction Proceeds" means assets delivered by a Repurchase Transaction Counterparty to State Street on behalf of a Fund as the purchase price for Available Securities subject to a Repurchase Agreement.
"Sanctioned Jurisdiction" means, at any time, a country or territory which is the subject to country-based (not individual or entity-based) Sanctions.
"Sanctioned Person" means, at any time, any Person that is subject to any Sanction.
"Sanctions" means, with respect to any Person, sanctions administered or enforced by any Sanctions Authority.
"Sanctions Authority" means, with respect to any Person, (a) any Authority with jurisdiction over such Person or any property thereof, that may impose sanctions on such Person or any property thereof, (b) the United States Department of the Treasury's Office of Foreign Assets Control, (c) the United States Department of State, (d) the United Nations Security Council, (e) the European Union, and (f) Her Majesty's Treasury of the United Kingdom.
"SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
"Securities Borrower" means any Person designated on Schedule B-1, as may be amended or modified from time to time pursuant to Section 3.3, as a borrower to which Available Securities may be loaned under a Securities Loan Agreement.
 "Securities Financing Agreement" shall mean a Securities Loan Agreement or a Repurchase Agreement.
"Securities Financing Amount" means, as of any time, the net amount of Draw-down proceeds of Repo-style Transactions disbursed to the Fund pursuant to the terms of this Agreement.
"Securities Financing Proceeds" has the meaning assigned to such term in Section 3.7(a).
"Securities Loan Agreement" means the agreement between a Securities Borrower and State Street, on behalf of a Fund, that governs Securities Loans.
"Securities Loan Collateral" means assets delivered by a Securities Borrower to State Street, as agent for a Fund, to secure its obligations under a Securities Loan Agreement.
"Securities Loan Transaction" means a loan of Available Securities to a Securities Borrower pursuant to a Securities Loan Agreement.
"Senior Securities Representing Indebtedness" has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.
"State Street" has the meaning ascribed such term in the preamble hereto.
"State Street Affiliate" means any entity that directly or indirectly through one or more intermediaries, controls State Street Bank and Trust Company or that is controlled by or is under common control with State Street Bank and Trust Company.
"Structuring Fee" means an amount equal to the product of (i) the Liquidity Commitment and (ii) .10%.

 "Subsidiary" means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person.
"Threshold Amount" means, as of any date with respect to a Fund, the greater of (i) 1.0% of the aggregate net asset value of such Fund, and (ii) $1,000,000, or the equivalent amount thereof in any other currency.
"Total Assets" means as to each Fund, as of any date, all assets of such Fund which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of such Fund prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by such Fund which are in default (except to the extent that such Fund is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Managing Body of such Fund, (c) deferred organizational and offering expenses, and (d) the assets of any other Person which in accordance with Generally Accepted Accounting Principles would be consolidated with those of such Fund on such balance sheet.
"Total Liabilities" means as to each Fund, as of any date, the sum of all liabilities of such Fund which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of such Fund prepared as of such date, plus, without duplication, the aggregate amount of the Debt of such Fund and Financial Contract Liability of such Fund, provided, however, that Total Liabilities shall not include (a) any liquidation preference of any preferred security issued by such Fund or (b) the liabilities of any other Person which in accordance with Generally Accepted Accounting Principles would be consolidated with those of such Fund on such balance sheet, except to the extent such Fund is obligated (whether primarily, secondarily, absolutely, contingently or otherwise) with respect thereto.
 "Valuation Report" means a report by a Fund, as of the close of business on a particular date, listing each security and other investment of the Fund and the value thereof.
"Value" has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.
[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
EACH INVESTMENT COMPANY (OR SERIES THEREOF) LISTED ON SCHEDULE A, severally and not jointly
By:
Name:
Title:
STATE STREET BANK AND TRUST COMPANY
By:
Name:
Title:

SCHEDULE A

This Schedule is attached to and made part of the Liquidity Agreement, dated the 28th day of July, 2016 between EACH FUND LISTED ON SCHEDULE A, ACTING SOLELY WITH RESPECT TO EACH OF ITS SERIES LISTED ON SUCH SCHEDULE A OR, IF NO SUCH SERIES IS LISTED, ACTING ON ITS OWN BEHALF (each, a "Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street").
FUNDS
Name of Investment Company	Name of Fund/Series	Taxpayer Identification Number	Liquidity Commitment	Fund Advance Rate Factor
Midas Series Trust	Midas Magic	13-3343918	$4,000,000	1.0
Midas Series Trust	Midas Fund	41-1536110	$8,000,000	1.0
Foxby Corp.	Foxby Corp.	39-1966806	$2,000,000	1.0
Dividend and Income Fund	Dividend and Income Fund	51-0382212	$35,000,000	1.0

SCHEDULE B
This Schedule is attached to and made part of the Liquidity Agreement, dated the 28th day of July, 2016 between EACH FUND LISTED ON SCHEDULE A HERETO, ACTING SOLELY WITH RESPECT TO EACH OF ITS SERIES LISTED ON SUCH SCHEDULE A OR, IF NO SUCH SERIES IS LISTED, ACTING ON ITS OWN BEHALF (each, a "Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street").
SCHEDULE OF COUNTERPARTIES
B-1
Approved Counterparties for Securities Loans
Each Fund acknowledges that it has received the list of all approved borrowers under the agency securities lending program offered and managed by State Street, and each Fund approves lending of Available Securities pursuant to this Agreement to all borrowers on such list, as such list may be amended at any time and from time to time. Such list is also available to each Fund on mystatestreet.com.
The Fund acknowledges that such list of approved borrowers includes State Street, State Street Bank GmbH and certain other State Street Affiliates..

SCHEDULE OF COUNTERPARTIES
B-2
Approved Counterparties for Repurchase Transactions
Any Approved Counterparty for Securities Loans listed on Schedule B-1 with respect to which State Street has appropriate internal approvals and documentation to transact with as an
Approved Counterparty for Repurchase Transactions

SCHEDULE C
Addresses for Notices
FUNDS:

Address for Notices:
[  ]
with a copy to:
[  ]
STATE STREET:

Address for Notices:
State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02111
Securities Finance / 3rd Floor
Attention:
Douglas Brown III
Email: DABrownIII@StateStreet.com
Robert Schumaker
Email: RSchumaker@StateStreet.com

With a copy to:
State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02111
SSGM Legal / 4th Floor
Attention: Securities Finance Legal

SCHEDULE D
Advance Rates
Asset Class	Advance Rate
1. Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year	90%
2. Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than one year but not more than ten years	90%
3. Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than ten years	90%
4. Foreign Government securities and debt securities of issuers in eligible domiciles[1] rated BBB-/Baa3 or better	75%
5. Debt securities of issuers in eligible domiciles[1] rated between BBB- and BB-	70%
6. Debt securities of issuers in eligible domiciles[1] rated between B+ and B-	65%
7. Equity securities listed on eligible indices[2] and preferred shares from issuers of such equity securities	50%
8. All other securities	0%
Issuer Concentration Limit
Notwithstanding the above Advance Rates specified by Asset Class, that portion of assets from any single issuer that represent in excess of 15% of the assets measured for any purpose will have the Advance Rate specified here.	0%

[1] Approved Issuer Domiciles:
Australia
Austria
Belgium
Canada
Denmark
Finland
France
Germany
Hong Kong
Singapore
Sweden
The Netherlands
The United Kingdom
The United States

[2] Eligible Global Indices
Ticker	Name
AEX	AEX INDEX
AMX	AMSTERDAM MIDKAP INDEX
AS51	S&P/ASX 200 INDEX
ASX	FTSE ALL-SHARE INDEX
ATX	AUSTRIAN TRADED ATX INDX
BEL20	BEL 20 INDEX
CAC	CAC 40 INDEX
CCMP	NASDAQ COMPOSITE INDEX
CM100	CAC MID 60
CN20	CAC NEXT 20 INDEX
DAX	DAX INDEX
E100	FTSE EUROTOP 100 INDEX
FSSTI	FTSE STRAITS TIMES INDEX
FTSEMIB	FTSE MIB INDEX
HDAX	HDAX INDEX
HEX25	OMX HELSINKI 25 INDEX
HSCI	HANG SENG COMPOSITE INDEX
HSI	HANG SENG INDEX
IBEX	IBEX 35 INDEX
INDU	DOW JONES INDUS. AVG
KFX	OMX COPENHAGEN 20 INDEX
MCX	FTSE 250 INDEX
N100	EURONEXT TOP 100 INDEX
NKY	NIKKEI 225
OBX	OBX STOCK INDEX
OMX	OMX STOCKHOLM 30 INDEX
RAY	RUSSELL 3000 INDEX
RIY	RUSSELL 1000 INDEX
SMI	SWISS MARKET INDEX
SMX	FTSE SMALL CAP INDEX
SPR	S&P 1500 COMPOSITE INDEX
SPTSX	S&P/TSX COMPOSITE INDEX
SPTSXM	S&P/TSXM COMPLETION INDEX
SPX	S&P 500 INDEX
SX5E	EURO STOXX 50 INDEX
SX5P	STOXX EUROPE 50 INDEX
SXXE	EURO STOXX INDEX
TPX	TOPIX INDEX
UKX	FTSE 100 INDEX

EXHIBIT I
NOTICE OF DRAW-DOWN / PREPAYMENT

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	Douglas Brown III and Robert Schumaker With a copy to: State Street Legal Department

FROM:	[MIDAS MAGIC, A SERIES OF MIDAS SERIES TRUST] [MIDAS FUND, A SERIES OF MIDAS SERIES TRUST] [FOXBY CORP.] [DIVIDEND AND INCOME FUND]

In connection with that certain Liquidity Agreement, dated as of July 28, 2016, as amended and in effect from time to time (the "Liquidity Agreement") (capitalized terms which are used herein without definition and which are defined in the Liquidity Agreement shall have the same meanings herein as in the Liquidity Agreement), among [MIDAS SERIES TRUST (the "Trust") on behalf of its series Midas Magic ("Midas Magic"; the Trust acting on behalf of Midas Magic is hereinafter referred to as the "Fund")][ [MIDAS SERIES TRUST (the "Trust") on behalf of its series Midas Fund ("Midas Fund"; the Trust acting on behalf of Midas Fund is hereinafter referred to as the "Fund")][FOXBY CORP. (the "Fund")][DIVIDEND AND INCOME FUND (the "Fund")], STATE STREET BANK AND TRUST COMPANY ( "State Street") and the other parties thereto, please increase the Aggregate Draw-down Amount on behalf of the Fund by $__________ on a Draw-down Date of _________________.  Any interest payable to State Street shall be paid at the agreed upon rate as set forth in the Liquidity Agreement.

1.	This request is (check one): ____Draw-down ____ Prepayment

2.	To the extent the undersigned Fund is requesting a Draw-down hereunder, immediately before and after honoring such Draw-down request, all of the representations and warranties of the undersigned set forth in Article VII of the Liquidity Agreement are true and correct in all respects on and as of the date hereof (unless such representation or warranty is expressly stated to have been made as of a specific date, then on and as of such specific date).

3.	To the extent the undersigned Fund is requesting a Draw-down hereunder, the undersigned represents and warrants on the date hereof as to the facts specified in clauses (b), (c), (d) and (e) of Section 6.2 of the Liquidity Agreement. In addition, to the extent the Draw-down will consist of a Funding Loan, the undersigned represents and warrants on the date hereof as to the facts specified in clauses (b), (c), (d), (e) and (f) of Section 6.3 of the Liquidity Agreement and further that the Aggregate Draw-down Amount outstanding under this Agreement does not exceed the "maximum loan value" (as such term is defined under Regulation U) of the collateral securing such Aggregate Draw-down Amount.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has hereunto signed this Notice as of the day and year first above written.
[MIDAS SERIES TRUST
on behalf of its series Midas Magic]
[MIDAS SERIES TRUST
on behalf of its series Midas Fund]
[FOXBY CORP.]
[DIVIDEND AND INCOME FUND]

By:
 Title:

EXHIBIT II
NOTE

U.S.  $__________ ____ __, 2016
FOR VALUE RECEIVED, [INSERT NAME OF FUND], a [Delaware statutory trust][Maryland corporation] (the "Fund"), hereby promises to pay to STATE STREET BANK AND TRUST COMPANY ("State Street") at 1 Lincoln Street, Boston, Massachusetts  02111:
(a) prior to or on the Commitment Termination Date (as defined in the Liquidity Agreement referred to below) the principal amount of [INSERT AMOUNT] DOLLARS (U.S.  $____________) or, if less, the aggregate unpaid principal amount of Funding Loans advanced by State Street to the Fund pursuant to the Liquidity Agreement, dated as of July 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Liquidity Agreement"), among the Fund, State Street and the other parties thereto;
(b) without duplication, the principal outstanding hereunder from time to time at the times provided in the Liquidity Agreement; and
(c) interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Liquidity Agreement.
This Note evidences borrowings under and has been issued by the Fund in accordance with the terms of the Liquidity Agreement.  State Street and any holder hereof are entitled to the benefits of the Liquidity Agreement and the other Draw-down Documents, and may enforce the agreements of the Fund contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Liquidity Agreement.
The Fund irrevocably authorizes State Street to make or cause to be made, at or about the date of each Funding Loan or at the time of receipt of each payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Funding Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Funding Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by State Street with respect to any Funding Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to State Street, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Fund hereunder or under the Liquidity Agreement to make payments of principal of and interest on this Note when due.
The Fund has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Liquidity Agreement.
If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Liquidity Agreement.
No delay or omission on the part of State Street or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of State Street or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
The Fund and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
This Note is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.  The Fund hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 11.3 of the Liquidity Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by applicable law, in such Federal court.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a document under seal by its duly authorized officer as of the day and year first above written.
[INSERT NAME OF FUND]

By:
      Name:
      Title:

			Amount of	Balance of
	Amount	Type	Principal Paid	Principal	Notation
Date	of Loan	of Loan	or Prepaid	Unpaid	Made By: